Execution Copy

ASSET PURCHASE AND SALE AGREEMENT

between

MUNICIPALITY OF ANCHORAGE, ALASKA

and

CHUGACH ELECTRIC ASSOCIATION, INC.

dated as of

December 28, 2018

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

i

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

EXHIBITS

Exhibit AAdditional Buyer Due Diligence

Exhibit BAdditional Seller Due Diligence

Exhibit C-1Form of Assignment, Assignment of Leases, Conveyance and Bill of Sale (BRU Interest)

Exhibit C-2Form of Quitclaim Deed (BRU Interest)

Exhibit C-3Form of Mineral Deed (BRU Interest)

Exhibit DClosing Prorations

Exhibit EDesignated Excluded Assets

Exhibit FEklutna Transmission Assets

Exhibit GGeneration Assets

Exhibit HForm of Revocable Use Permit

Exhibit IML&P Service Territory

Exhibit JTransferred Cash Calculated as of December 31, 2017

Exhibit KForm of Bill of Sale

Exhibit LForm of Assignment and Assumption Agreement

Exhibit MForm of Special Warranty Deed for Plant 2/Plant 2A Parcel

v

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Exhibit NForm of Quitclaim Deed for Other Owned Real Property

Exhibit OForm of Officer’s Confirmation of Compliance with Ordinance and Proposition 10

Exhibit PForm of Opinion of Bond Counsel

vi

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

ASSET PURCHASE AND SALE AGREEMENT

This Asset Purchase and Sale Agreement (this “Agreement”), dated as of December 28, 2018, is made and entered into by and between the Municipality of Anchorage, Alaska, a political subdivision organized under the laws of the State of Alaska (“Seller”), and Chugach Electric Association, Inc., a not-for-profit electric cooperative corporation organized under the laws of the State of Alaska (“Buyer”).

Recitals

WHEREAS, Seller owns and operates Municipal Light and Power (“ML&P”), an electric utility serving customers within the Municipality of Anchorage, Alaska, and Seller wishes to exit the electric utility business and cease performing any business activities associated with ML&P’s provision of electric services as currently conducted by Seller and as proposed to be conducted by Seller prior to the Closing (as defined below) (the “Business”) (other than continued ownership of the Eklutna Generation Assets (as defined below) and supplying power pursuant to the Eklutna Power Purchase Agreement (as defined below));

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all of the assets, and certain specified liabilities, of the Business, subject to the terms and conditions set forth herein;

WHEREAS, Seller and Buyer desire for Buyer to provide electric service to Seller’s electric utility customers, commencing on the Closing Date (as defined below);

WHEREAS, as an integral part of the transactions contemplated hereby, Seller and Buyer have entered into the Eklutna Power Purchase Agreement, the PILT Agreement (as defined below), and BRU Fuel Agreement (as defined below) as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“Accounting Principles” means GAAP, applied in a manner consistent with the accounting practices, procedures, policies, principles and methodologies used and applied by Seller in preparation of the Audited Financial Statements.

“Accounts Receivable” has the meaning set forth in Section 2.02(f).

“Accrued Leave” means, with respect to any and all Transferred Employees, accrued leave (i.e., annual leave, cashable sick leave and the like, but excluding in all cases non-cashable sick leave and non-cashable annual leave (as such terms are used in Chapter 3.30 of Title 3 of the

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Anchorage, Alaska, Code of Ordinances)) in accordance with ML&P’s current policies and agreements.

“Accrued Leave Liability” means the liability for Accrued Leave as of the Closing Date calculated in accordance with GAAP.

“Acquisition Proposal” has the meaning set forth in Section 6.03(a).

“Action” means any claim, action, cause of action, demand, directive, lawsuit, appeal, arbitration, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.

“Additional Buyer Due Diligence”  means the due diligence described in Exhibit A.

“Additional Seller Due Diligence” means the due diligence described in Exhibit B.

“Adjustment Amount” has the meaning set forth in Section 2.08(c)(i).

“AFEs” has the meaning set forth in Section 4.23.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“AMC” means the Anchorage Municipal Code.

“Ancillary Documents” means the Bill of Sale, the Assignment and Assumption Agreement, Deeds, Assignment and Assumption of Leases, Real Property Interest Assignments, the PILT Agreement, the Eklutna Power Purchase Agreement, the BRU Fuel Agreement, the BRU Transfer Documents, and the other agreements, instruments and documents required to be delivered at the Closing.

“ARRC” means the Alaska Railroad Corporation.

“ARRC Modifications” has the meaning set forth in Section 6.26.

“Assigned Contracts” has the meaning set forth in Section 2.01(g).

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

“Assignment and Assumption of Lease” has the meaning set forth in Section 3.02(a)(iv).

“Assumed Environmental Liabilities” means Environmental Claims and Liabilities under Environmental Laws that, in each case, are directly related to the Purchased Assets (including violations of Environmental Laws and the presence or Release of Hazardous Materials at, in, on, or under, or migrating from or to, the Purchased Assets).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Audited Financial Statements” has the meaning set forth in Section 4.04.

“Available Proceeds” means the sum of (i) the total aggregate amount of insurance coverage under all of Seller’s policies of insurance that are applicable to the Purchased Assets that were damaged or destroyed by the relevant Casualty during the Interim Period, plus (ii) the amount (or value, if provided in the form of property or repair assistance) of assistance that Seller has been provided (or that has been committed to be provided to Seller) in any form (including cash grant, property, or repair assistance) by any Person (including the Federal Emergency Management Agency of the United States or any other Governmental Authority) that may be used by Seller to cure such Casualty in accordance with the provisions of Section 6.18, plus (iii) the amounts recovered or recoverable by Seller from Customers for storm restoration in accordance with Seller’s Past Practice during similar Casualty events.

“AWWU” means Seller’s Anchorage Water and Wastewater Utility.

“Balance Sheet” has the meaning set forth in Section 4.04.

“Balance Sheet Date” has the meaning set forth in Section 4.04.

“Basket” has the meaning set forth in Section 8.04(a).

“Benefit Plan” has the meaning set forth in Section 4.19(a).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Bond Release Consideration” has the meaning set forth in Section 3.02(c).

“Books and Records” has the meaning set forth in Section 2.01(q).

“Bradley Lake Tax Exempt Debt” means the AEA Power Revenue Bonds, First, Second and Sixth Series and any like bonds issued prior to Closing.

“BRU” means the Beluga River Unit, an oil and gas unit formed pursuant to the Unit Agreement for the Development and Operation of the Beluga River Unit, State of Alaska, Third Judicial District, dated April 26, 1962.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

“BRU Fuel Agreement” means the BRU Fuel Agreement dated as of the date hereof between Seller and Buyer.

“BRU Interest” means any right, title, or interest of Seller in BRU and associated property, whenever such interest may have been acquired, including property of the type set forth in Section 1.1 of the BRU Purchase and Sale Agreement.

“BRU Joint Operating Agreement” means that certain Beluga River Unit Joint Operating Agreement dated April 1, 1962, providing for the joint exploration, development and operation of the BRU.

“BRU Purchase and Sale Agreement” means the Purchase and Sale Agreement dated effective as of 7:00 a.m., Alaska time, on January 1, 2016 between ConocoPhillips Alaska, Inc., a Delaware corporation, Buyer, and Seller.

“BRU Transfer Documents” means the assignment documents in the form of Exhibit C-1 and the deeds set forth in Exhibits C-2 and C-3.

“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in Anchorage, Alaska are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Closing Certificate” has the meaning set forth in Section 7.03(f).

“Buyer Indemnitees” has the meaning set forth in Section 8.02.

“Buyer’s Accountants” means KPMG LLP.

“Cap” has the meaning set forth in Section 8.04(a).

“Casualty” means an event causing any portion of the Purchased Assets or Eklutna Generation Assets to be damaged or destroyed and requiring expenditures in excess of $5,000,000 for repair or replacement of such damaged or destroyed Purchased Assets or Eklutna Generation Assets; provided,  however, that any intentional demolition or removal of any Purchased Assets or Eklutna Generation Assets in connection with repair or replacement of such Purchased Assets or Eklutna Generation Assets shall not be considered a Casualty.

“Casualty Notice” has the meaning set forth in Section 6.18(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Debt” means the amount of Debt outstanding at Closing, including the costs of defeasance and redemption.

“Closing Prorations” means the prorations set forth on Exhibit D.

“Closing Statement” has the meaning set forth in Section 2.08(a).

“Code” means the Internal Revenue Code of 1986.

“Co-Location Agreement” means the proposed Facilities Co-Location Agreement by and between ML&P and AWWU setting forth the terms and conditions for the design, construction, operation, and maintenance of the interface between AWWU and ML&P at the existing and new facilities comprised of Plant 2A and Plant 2, the existing AWWU Energy Recovery Station, the newly constructed AWWU ERS Heat Exchanger Addition, existing AWWU Water Reservoirs 1&2, AWWU’s existing Well 9, the existing Centennial Vault, and AWWU’s existing Ship Creek Water Treatment Facility.

“Comparable Position” means a position as determined by Buyer that reflects the general responsibilities and duties as held at ML&P, provided that individuals holding Designated Positions may not hold the same title or authority such as Chief Executive Officer or Chief Financial Officer.  Professional positions such as accountant and engineer will be placed into their appropriate field of expertise.

“Contracts” means, with respect to Seller and ML&P, all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures, and all other agreements, commitments, and legally binding arrangements, in each case in written form, including power supply agreements, service obligations, power purchase agreements, construction agreements, equipment and service purchase agreements, operations and maintenance agreements, power pooling agreements, fuel purchase agreements, interconnection agreements, transmission agreements, contractual services and long-term technical services agreements, and fuel storage agreements related to BRU (including the BRU Joint Operating Agreement).

“Cure Amount” means the amount of costs that will be required to be paid in order to cure in accordance with the provisions of Section 6.18 the damage to or destruction of the Purchased Assets and Eklutna Generation Assets resulting from a Casualty.

“Customer” means any electric service customer of Seller prior to the Closing Date within the Service Territory.

“Customer Service Assets” means the customer service facilities, equipment, and other tangible property and assets used in or for the Business or located on the Real Property,

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

including the facilities, equipment and other tangible property and assets that connect the Distribution Assets to each individual Customer’s Delivery Point, Customer/premise/account data, historical consumption information, meters, remote metering equipment, and equipment needed to access the meters.

“Debt” means ML&P’s Series 2014A electric revenue bonds, Series 2009A electric revenue bonds, Series 2009B electric revenue bonds, Series 2005A electric revenue bonds and the Wells Fargo Municipal Capital Strategies, LLC Direct Drawdown Commercial Paper Program, and any other debt of Seller secured by revenues of ML&P.

“Debt Financing” means the financing plan to be described in the application filed to obtain RCA Approval.

“Deed” has the meaning set forth in Section 3.02(a)(iii).

“Delivery Point” means the point on the Customer’s premises where Seller’s wires connect to Customer’s electric meter.

“Designated Excluded Assets” means the assets set forth on Exhibit E.

“Designated Positions” means any Utility Division Manager II, Program & Policy Director and General Manager.

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Disputed Amounts” has the meaning set forth in Section 2.08(b).

“Distribution Assets” means the electric distribution facilities, equipment, and other tangible property and assets used in or for the Business, including the facilities, equipment, and other tangible property and assets that connect the Transmission Assets to the Customer Service Assets, distribution substation equipment, feeder circuits and associated hardware (including switches and switch gear, regulators, capacitor banks, reclosers, and protective equipment), primary circuits, transformers, secondaries, and services, and associated physical assets (including poles, conductors, cables, insulators, metering, and outdoor lights).

“Documentation Closing Date” has the meaning set forth in Section 3.02(c).

“Dollars or $” means the lawful currency of the United States.

“Effect” has the meaning set forth in the definition of Material Adverse Effect.

“Eklutna Generation Assets” means all undivided interests, rights, title, and obligations of Seller in and to the Eklutna Hydroelectric Project (including real property, fixtures, equipment, personalty, contract and water rights, but not, except as otherwise provided in

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Section 6.30, including the Eklutna Transmission Assets), including rights, interests, and obligations pursuant to the Alaska Power Administration Asset Sale and Administration Act, Public Law 104-58 (109 Stat. 557 (1995)) and arising from, but not limited to the following documents: (i) Agreement for Public Water Supply and Energy Generation from Eklutna Lake, Alaska, dated February 17, 1984, between the Alaska Power Administration, an entity of the United States Department of Energy, and Seller (and Supplemental Agreements No.1 and 2 thereto); (ii) Memorandum of Understanding (Transition Plan) dated July 25, 1989 among Seller, Buyer, and MEA; (iii) Eklutna Purchase Agreement dated August 2, 1989 among Buyer, Seller, MEA, and the Alaska Power Administration, a unit of the United States Department of Energy; (iv) Eklutna Purchasers Manner of Acting, Functional Responsibilities, and Staffing Agreement dated August 7, 1991 among Buyer, Seller, MEA, the United States Fish and Wildlife Service, the National Marine Fisheries Service, the Alaska Energy Authority and the State of Alaska; (v) Agreement regarding fish and wildlife affected by the Snettisham and Eklutna Projects, dated August 7, 1991, among Seller, Buyer, MEA, the United States Fish and Wildlife Service, the National Marine Fisheries Service, the Alaska Energy Authority and the State of Alaska; (vi) 1996 Eklutna Hydroelectric Project Transition Plan, dated May 28, 1996, among the Alaska Power Administration, Seller, Buyer, and MEA; (vii) Agreement for Extension of 1996 Eklutna Hydroelectric Project Transition Plan, dated October 2, 1997, among Seller, Buyer, and MEA; and (viii) Closing Agreement, dated October 2, 1997, among the Alaska Power Administration, Seller, Buyer, and MEA, including all instruments identified in Appendix A thereto.

“Eklutna Power Purchase Agreement” means the Eklutna Power Purchase Agreement dated as of the date hereof between Seller and Buyer.

“Eklutna Transmission Assets” means the Transmission Assets of the Eklutna Hydroelectric Project set forth on Exhibit F.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging actual or potential liability of any kind or nature (including liability, responsibility, or Losses for the costs of enforcement proceedings, investigations, cleanup, corrective action, governmental response, removal, or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising under any Environmental Law, including those arising out of, based on, or resulting from: (a) the presence or Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any applicable Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety in relation to exposures to Hazardous Materials in the environment, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, where applicable, the following (including their implementing regulations and any state analogs and any applicable and binding remediation or other standard established by any Governmental Authority pursuant to the same): CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and Title 46 of Alaska Statutes.

“Environmental Notice” means any directive, notice of violation or infraction, in each case written, or other written notice or communication respecting any actual or threatened Environmental Claim, including communications relating to actual or alleged non-compliance with any Environmental Law or with any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit obtained or required to be obtained pursuant to Environmental Law.

“E.O. 11246” has the meaning set forth in Section 4.20(d).

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to the period of six (6) years prior to the date of this Agreement, all employers (whether or not incorporated) that would be treated together with Seller or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Estimated Accrued Leave Liability” means the Accrued Leave Liability, without giving effect to the transactions contemplated hereby, estimated in good faith by Seller and delivered to Buyer no later than three (3) Business Days prior to the Closing Date.

“Estimated Net Book Value of Designated Excluded Assets” means the Net Book Value of Designated Excluded Assets estimated in good faith by Seller and delivered to Buyer no later than three (3) Business Days prior to the Closing Date.

“Estimated Purchase Price” has the meaning set forth in Section 2.06.

“Estimated Purchase Price Statement” has the meaning set forth in Section 2.06.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

“Estimated Transferred Cash” has the meaning set forth in Section 2.06.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Contracts” has the meaning set forth in Section 2.02(a).

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Financial Closing Date” has the meaning set forth in Section 3.02(c).

“FIRPTA Certificate” has the meaning set forth in Section 7.02(l).

“GAAP” means United States generally accepted accounting principles as promulgated by the Governmental Accounting Standards Board (GASB) and as in effect from time to time.

“Generation Assets” means the generating plants and related facilities as more fully described on Exhibit G hereto.

“Government Contracts” has the meaning set forth in Section 4.07(a)(xii).

“Governmental Authority” means any federal, state, local or foreign government, or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction. References to “Governmental Authority” shall exclude Seller except where Seller is acting in a legislative or regulatory capacity as expressly authorized by applicable Law.

“Governmental Order” means any binding order, directive, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form or condition, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls; and (c) any other material, substance, or waste that is regulated, or to which liability or standards of conduct may be imposed, under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Hydrocarbons” means merchantable oil, gas, casinghead gas, condensate, distillate, and other liquid and gaseous hydrocarbons of every kind or description produced from or attributable to the BRU Interest.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

“IBEW” means the International Brotherhood of Electrical Workers, Local 1547.

“IBEW Collective Bargaining Agreement” means any collective bargaining agreement in effect, as of immediately prior to the Closing, between Seller and the IBEW with respect to any ML&P employees.

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Independent Accountant” has the meaning set forth in Section 2.08(b).

“Insurance Policies” has the meaning set forth in Section 4.15.

“Intellectual Property” means any and all rights in any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media accounts and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property that is used or held for use in the conduct of the Business to which Seller is a party, beneficiary, or otherwise bound.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

“Intellectual Property Assets” means all Intellectual Property that is owned by Seller and used or held for use in the conduct of the Business, together with all royalties, fees, income, payments, and other proceeds now or hereafter due or payable to Seller with respect to such Intellectual Property.

“Intellectual Property Registrations” means all Intellectual Property Assets that have been the subject of a registration, or application for registration, by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued Patents, registered Trademarks, domain names, and registered Copyrights, and pending applications for any of the foregoing.

“Interim Period” means the period from the date of this Agreement to the Closing.

“Inventory” has the meaning set forth in Section 2.01(f).

“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of any matter, fact, or thing that is, as of the date of this Agreement, known to either of Mark Johnston or William Falsey, after reasonable inquiry. For purposes of this definition, “reasonable inquiry” shall take into account the scope of the individual’s duties and includes reasonable inquiry of the Representatives of Seller who are responsible for, or have direct involvement in, the subject matter of the representation and warranty or other matter involved and review of relevant records within the possession or control of Seller.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, Permit requirement, other binding requirement or rule of law of, or compulsory standard established by, any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 4.10(b).

“Leases” has the meaning set forth in Section 4.10(b).

“Liabilities” means liabilities, obligations, or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

“Losses” means losses, damages, Liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.  For all purposes in this Agreement the term “Losses” does not include any Non-reimbursable Damages.

“Material Adverse Effect” means any event, occurrence, fact, condition, change, or development (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate with other Effects, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of the Business, (b) the value of the

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Purchased Assets and Eklutna Generation Assets, or (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (x) (i) general economic, regulatory, or political conditions in the State of Alaska, the United States, or globally; (ii) conditions generally affecting the industries or markets in which the Business operates, including any changes in local markets for electric power or electric transmission systems or operations thereof; (iii) any changes in financial, banking, credit, or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities, or terrorism, or the escalation or worsening thereof; (v) acts of God (including earthquakes, floods, or similar natural disasters or catastrophes); (vi) any changes in applicable Laws (other than a change in Law enacted by the Assembly of Seller between the date of this Agreement and the Closing) or accounting rules, including GAAP; (vii) the taking of or omission to take any action, which action or omission is required or expressly permitted by this Agreement or consented to by Buyer, except pursuant to Section 6.06; (viii) the public announcement, pendency, or completion of the transactions contemplated by this Agreement; (ix)  any change resulting or arising from the identity of, or any facts or circumstances relating to, Buyer or its Affiliates, including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, joint venture partners, employees, or regulators; (x) seasonal fluctuations in the Business; or (xi) any failure to meet any projections, forecasts, or estimates of revenue, earnings, cash flow, or cash position (it being understood that the facts or circumstances giving rise to such failure may be taken into account in determining whether a Material Adverse Effect has occurred); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) through (vi) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the Business compared to other participants in the industries in which the Business operates; and (y) any adverse change in or effect on the Business that is cured by Seller before the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to ARTICLE IX hereof.

“Material BRU Contract” has the meaning set forth in Section 4.23(d).

“Material Contracts” has the meaning set forth in Section 4.07(a).

“Material Customers” has the meaning set forth in Section 4.14(a).

“Material Suppliers” has the meaning set forth in Section 4.14(b).

“Maximum Uncovered Loss Amount” means $10,000,000.

“MEA” means Matanuska Electric Association, Inc.

“ML&P” has the meaning set forth in the recitals.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

“ML&P Information” means (i) (A) audited statements of net position, statements of revenues, expenses and changes in net position and statements of cash flows for the three most recently completed fiscal years ended at least ninety (90) days prior to the Closing Date prepared in accordance with GAAP and related trial balances, (B) unaudited interim statements of net position, statements of revenues, expenses and changes in net position and statements of cash flows of ML&P for a fiscal quarter ended not later than one hundred thirty-four (134) days prior to the Closing Date (but excluding any fourth quarter of any fiscal year) prepared in accordance with GAAP; and (ii) to the extent applicable, draft comfort letters (including “negative assurance comfort”), which ML&P’s auditors are prepared to deliver solely upon completion of customary procedures, and other information of ML&P that is reasonably available or readily obtainable, including any information reasonably necessary for the preparation of the pro forma financial statements by Buyer, provided that (x) such other information is reasonably requested in writing by Buyer, and (y) ML&P’s auditors have not withdrawn any audit opinion with respect to any financial statements contained therein.

“Multiemployer Plan” has the meaning set forth in Section 4.19(c).

“Net Book Value of Designated Excluded Assets” means the net book value of the Designated Excluded Assets as of the end of the calendar month immediately preceding the Closing Date.

“Non-reimbursable Damages” has the meaning set forth in Section 8.06.

“Offering Documents” has the meaning set forth in Section 6.13(b).

“Ordinance” has the meaning set forth in Section 6.21.

“Other Real Property Interests” has the meaning set forth in Section 4.10(c).

“Owned Real Property” has the meaning set forth in Section 4.10(a).

“Parkland Substations” means ML&P Substation No. 6 and ML&P Substation No. 8 at Goose Lake Park.

“Parkland Use Permit” means a revocable permit, license, right-of-way, or easement granted by Seller to Buyer under the provisions of AMC 25.30.020C, and on terms and conditions substantially similar to those contained in the form of Revocable Use Permit set forth in Exhibit H, to enable Buyer to use, maintain, and operate each Parkland Substation in the manner used, maintained, and operated by Seller immediately prior to the Closing, which revocable permit, license, right-of-way, or easement in each case does not require the payment of a fee from Buyer to Seller in excess of $1.00 per year.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained or required to be obtained from Governmental Authorities.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

“Permitted Encumbrances” has the meaning set forth in Section 4.08.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“PILT Agreement” means the Payment in Lieu of Taxes Agreement between Seller and Buyer dated the date hereof.

“Plant 2” means ML&P’s George M. Sullivan Power Plant No. 2.

“Plant 2A” means ML&P’s George M. Sullivan Power Plant No. 2A.

“Plant 2A Mural” means the large-scale illuminated mural painted on the exterior front façade of Plant 2A pursuant to the Art Production Contract entered into between Seller and Haddad Drugan LLC under the authority of AMC Chapter 7.40 and executed on behalf of Seller on October 8, 2015.

“Post-Signing Due Diligence” means the Additional Buyer Due Diligence and other due diligence related to integration planning, preparation for post-Closing operations, obtaining RCA Approval, events or circumstances arising after the date of this Agreement, inquiries with respect to Updated Financial Statements and matters disclosed therein, environmental and real estate due diligence related to the Storage Facility or any other Real Property acquired by ML&P prior to Closing, due diligence necessary to obtain title insurance and title opinions, due diligence to obtain appraisers’ reports and bond additions under Buyer’s indenture, investigations regarding the accuracy of representations and warranties of Seller hereunder and Seller’s compliance with covenants set forth herein or any Ancillary Document executed prior to Closing, and actions necessary to complete Closing and take other actions required by this Agreement, and other matters consented to by Seller, such consent not to be unreasonably withheld, conditioned or delayed.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Proposition 10” has the meaning set forth in Section 6.21.

“Prudent Utility Practices” means any of the practices, methods and acts engaged in or accepted by a significant portion of the electrical utility industry in the United States at the time the decision was made or any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision is made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with applicable Law, regulation, permits, codes, standards, equipment manufacturer’s recommendations, reliability, safety, environmental protection, economy, and expedition.  Prudent Utility Practices is not intended to be limited to the optimum

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts.

“Purchase Price” has the meaning set forth in Section 2.05.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Qualified Benefit Plan” has the meaning set forth in Section 4.19(c).

“RCA” means the Regulatory Commission of Alaska.

“RCA Approval” has the meaning set forth in Section 6.06.

“Real Property” means, collectively, the Owned Real Property, the Leased Real Property, and the Other Real Property Interests.

“Real Property Interest Assignment” has the meaning set forth in Section 3.02(a)(v).

“Recipients” has the meaning set forth in Section 2.07.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), soil gas, surface water, groundwater, land surface, or subsurface strata or within any building, structure, facility, or fixture).

“Representative” means, with respect to any Person, any and all officials, managers, directors, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Resolution Period” has the meaning set forth in Section 2.08(b).

“Restricted Comments” has the meaning set forth in Section 6.09(b).

“Retention Agreements” means the retention agreements referenced in Section 4.06(o)(i) of the Disclosure Schedules.

“Review Period” has the meaning set forth in Section 2.08(b).

“SEC” means the United States Securities and Exchange Commission.

“Section 503” has the meaning set forth in Section 4.20(d).

“Seller” has the meaning set forth in the preamble.

“Seller Closing Certificate” has the meaning set forth in Section 7.02(i).

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

“Seller Indemnitees” has the meaning set forth in Section 8.03.

“Seller’s Accountants” means BDO USA, LLP.

“Seller’s Past Practices” means the recent historical operation, maintenance, and repair practices, methods, and actions performed prior to the date of this Agreement by, or on behalf of, Seller with respect to the Purchased Assets and Eklutna Generation Assets, in a manner complying with applicable Law.

“Service Territory” means the area approved and designated by the RCA as ML&P’s service territory described in the map attached hereto as Exhibit I.

“Shared Facilities and Assets” means the following items to the extent not used or held for use principally in connection with the Business: (i) the accounting records of Seller, (ii) insurance policies and rights thereto, (iii) assets, tangible or intangible, related to general and administrative services of Seller, including finance, information technology, accounting systems, and human resources, (iv) domain names, phone numbers, phone systems, shared networks, and computer systems, and (v) the network control system for LED street lights, including central management server hosting services and sustainment operations.

“Single Employer Plan” has the meaning set forth in Section 4.19(c).

“Statement of Objections” has the meaning set forth in Section 2.08(b).

“Storage Facility” means the ML&P Pole Yard located at Lots 1 & 2 Block 27A East Addition Subdivision (PID 003-073-07 & 003-073-09).

“Tangible Personal Property” has the meaning set forth in Section 2.01(i).

“Tax Return” means any return, declaration, report, claim for refund, information return, or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal) (including payments in lieu of taxes), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges in the nature of a Tax, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Transferred Cash” means customer deposit cash or cash accounts, cash, cash equivalents, and securities (in each case to the extent constituting restricted assets and, in the case of cash contractually restricted in connection with Debt, to the extent not used by Seller to defease or repay the Closing Debt), including any such assets collected for payments in lieu of

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

taxes, including pursuant to AMC 26.10.025 or held under or pursuant to ML&P’s debt documents or representing the proceeds of bonds, deferred regulatory liability for gas sales funds, future gas purchases regulatory liabilities, underlift accounts and asset retirement obligation funds managed by ML&P or Seller, any decommissioning funds, utility underground requirements including those set forth in AS 42.05.381(h), (i), and (j) and AMC 21.07.050 and AMC Title 21 undergrounding funds, and any other cash collected from ratepayers for obligations assumed by Buyer including customer deposits.  Exhibit J sets forth the Transferred Cash and separately identifies any cash contractually restricted in connection with Debt which will be used by Seller to defease or repay the Closing Debt, in each case as if the Closing had occurred as of December 31, 2017.

“Transferred Employees” means those employees hired by Buyer pursuant to Section 6.05.

“Transition Agreement” means the Transition Agreement by and between Buyer and the IBEW as executed on behalf of Buyer and the IBEW on August 17, 2018, and as amended, modified, supplemented, restated, or replaced.

“Transmission Assets” means the electric transmission tangible personal property, and real property, used in or for the Business of ML&P or located on the Real Property, including the facilities, equipment, and other tangible property and assets that connect the Distribution Assets to transmission interconnection points (and other property and assets associated with or ancillary thereto), transformers, breakers, capacitor banks, switches, arresters, instrument transformers, substation structures, substations, buswork, substation battery and chargers, relay protection panels, relay communications/carriers, remote telemetry and control equipment, metering, fault recorders, sequence of even recorders, annunciators, relay vaults, substation fencing, transmission lines, conductors, transmission line structures and poles, and control buildings.

“Trust Agreements” means the (i) Trust Agreement, dated as of November 1, 2005, between Seller and U.S. Bank National Association, (ii) Trust Agreement, dated as of December 3, 2009, between Seller and U.S. Bank National Association, and (iii) Trust Agreement, dated as of November 1, 2014, between Seller and U.S. Bank National Association.

“Union” has the meaning set forth in Section 4.20(b), and includes the IBEW.

“Updated Financial Statements” means financial statements delivered pursuant to Section 6.13 or Section 6.17.

“Upfront Payment” means $767,800,000.

“VEVRAA” has the meaning set forth in Section 4.20(d).

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

ARTICLE II
Purchase and Sale

Section 2.01  Purchase and Sale of Assets

. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey, and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances (including Encumbrances related to the Closing Debt and any other debt of Seller as provided in this Agreement) other than Permitted Encumbrances, all of Seller’s right, title, and interest in, to, and under all of the assets, properties, and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which are used or held for use in connection with the Business  (collectively, the “Purchased Assets”), including the following:

(a)all Transmission Assets (including the Eklutna Transmission Assets, except as otherwise provided in Section 6.30);

(b)all Distribution Assets;

(c)all Generation Assets other than the Eklutna Generation Assets;

(d)all Customer Services Assets;

(e)Transferred Cash;

(f)all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts, stored gas, BRU fuel inventory, and other inventories (“Inventory”);

(g)all Contracts relating to the Business or by which the Purchased Assets may be bound, including Intellectual Property Agreements, including those set forth on Section 2.01(g) of the Disclosure Schedules (the “Assigned Contracts”);

(h)all Intellectual Property Assets;

(i)all furniture, fixtures, equipment, machinery, tools, vehicles, rolling stock, office equipment, supplies, computers, telephones, and other tangible personal property (the “Tangible Personal Property”);

(j)all Owned Real Property (including the Storage Facility) and Leased Real Property and easements and Other Real Property Interests;

(k)the BRU Interest;

(l)all Permits, including Environmental Permits, that are held by Seller, transferable, and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, including those listed on Section 4.17(b) and Section 4.18(b) of the Disclosure Schedules;

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(m)all rights to any Actions of any nature available to or being pursued by Seller (including any appeals by Seller of the denial by the State of Alaska Department of Revenue of gas production tax credits) to the extent related to the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(n)all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums, and fees (including any such item relating to the payment of Taxes);

(o)all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

(p)all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Liabilities;

(q)originals, or where not available, copies, of all books and records, including books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, purchasing records, manuals, equipment repair, maintenance or service records, operating, safety and maintenance manuals, inspection reports, environmental assessments, engineering design plans, documents, blueprints and as built plans, specifications, drawings, procedures and other similar items of Seller, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records, and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Intellectual Property Assets and the Intellectual Property Agreements, whether existing in hard copy or magnetic or electronic form (“Books and Records”); and

(r)all goodwill and the going concern value of the Business.

Section 2.02 Excluded Assets

. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a)all Contracts, including Intellectual Property Agreements, that are not Assigned Contracts (the “Excluded Contracts”);

(b)all Benefit Plans and assets attributable thereto;

(c)the assets, properties, and rights specifically set forth on Section 2.02(c) of the Disclosure Schedules;

(d)unrestricted cash and cash equivalents other than Transferred Cash;

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(e)Shared Facilities and Assets;

(f)all accounts or notes receivable held by Seller, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

(g)the Eklutna Generation Assets;

(h)the Designated Excluded Assets;

(i)the Plant 2A Mural; and

(j)the rights which accrue or will accrue to Seller under this Agreement and the Ancillary Documents.

Section 2.03 Assumed Liabilities

. Buyer shall execute and deliver in favor of Seller the Assignment and Assumption Agreement, pursuant to which Buyer shall, subject to the terms and conditions set forth herein, assume and agree to pay, perform, and discharge when due the following Liabilities of Seller, whether direct or indirect, known or unknown, absolute or contingent, accrued, fixed or otherwise, or whether due or to become due, solely to the extent such Liabilities accrue or arise from and after the Closing (except as otherwise specifically provided in this Agreement with respect to the Assumed Environmental Liabilities), other than Excluded Liabilities (as defined below), in accordance with the respective terms and subject to the respective conditions thereof (collectively, but excluding the Excluded Liabilities, the “Assumed Liabilities”):

(a)all Liabilities in respect of the Assigned Contracts and other Purchased Assets except to the extent that such Liabilities, but for a breach or default by Seller, would have been paid, performed, or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any failure to perform, improper performance, warranty or other breach, default, or violation by Seller on or prior to the Closing;

(b)agreements and obligations related to BRU as of the Closing;

(c)agreements and obligations related to the Eklutna Generation Assets as of the Closing;

(d)the Assumed Environmental Liabilities;

(e)all Liabilities under any Actions of any nature available to or being pursued by Seller (including the obligation to pursue any appeals of the denial by the State of Alaska Department of Revenue of gas production tax credits) to the extent related to the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise, that are included in the Purchased Assets;

(f)Accrued Leave as of the Closing Date; and

(g)all other Liabilities arising out of or relating to Buyer’s ownership or operation of the Purchased Assets on or after the Closing Date.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Section 2.04 Excluded Liabilities

. Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform, or discharge any Liabilities of Seller of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Seller shall pay and satisfy in due course all Excluded Liabilities that Seller is obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include the following:

(a)all obligations related to accounts payable as of the Closing Date;

(b)any Liabilities of Seller arising or incurred in connection with the negotiation, preparation, investigation, and performance of this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby, including fees and expenses of Seller’s counsel, accountants, consultants, and advisers;

(c)any Liability for (i) Taxes of Seller or Taxes relating to the Business, the Purchased Assets, or the Assumed Liabilities for any Pre-Closing Tax Period, or (ii) other Taxes of Seller of any kind or description (including any Liability for Taxes of Seller that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law);

(d)any Liabilities to the extent relating to or arising out of the Excluded Assets, including Environmental Claims and Liabilities under Environmental Laws to the extent related to the Excluded Assets;

(e)any Liabilities (whether arising before or after the Closing) in respect of any pending or threatened Action arising out of, relating to, or otherwise in respect of the ownership or operation of the Business or the Purchased Assets to the extent such Action relates to such ownership or operation on or prior to the Closing Date;

(f)any Liabilities of Seller, whether arising before or after the Closing, under or in connection with  the issues raised, considered, decided, or appealed from (x) RCA Order No. U-16-094(9)/U-17-008(13) and Order No. U-16-094(10)/U-17-008(14), (y) Case No. 3AN-14-06125CI, and (z) Docket No. U-18-102(1), but in each such case only to the extent that (i) such Liabilities relate to ownership or operation of the Business or the Purchased Assets on or prior to the Closing Date and (ii) any related Loss is not recoverable in rates by Buyer;

(g)any Liability of Seller or similar claim against Seller for injury prior to the Closing to a Person or property, including workers’ compensation claims;

(h)any Liabilities of Seller arising, whether before or after the Closing, under or in connection with any Benefit Plan providing benefits to any present or former employee of Seller in connection with employment with Seller other than Accrued Leave;

(i)any Liabilities relating to any payroll or other compensation obligations incurred and required to be paid prior to the Closing, the failure by Seller to hire any

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

individual, the employment or services (or termination by Seller of the employment or services) of any individual, including Retention Agreements, wages, COBRA coverage, compensation, bonuses, benefits, accrued vacation, severance, retention, termination payments, affirmative action, personal injury, discrimination, harassment, retaliation, wrongful discharge, unfair labor practices, or constructive termination by Seller of any individual, or any similar or related claim or cause of action attributable to any actions or inactions by Seller, in each case prior to the Closing Date, with respect to the Transferred Employees, independent contractors, applicants, and any other individuals who are determined by a court or by a Governmental Authority to have been applicants or employees of Seller;

(j)any Liabilities related to the Business which constitute intercompany payables or intergovernmental charges owing to Seller;

(k)any Liabilities of the Business relating to or arising from unfulfilled commitments, quotations, purchase orders, customer orders, or work orders that (i) do not constitute part of the Purchased Assets or (ii) are not validly and effectively assigned to Buyer pursuant to this Agreement;

(l)any Liabilities to indemnify, reimburse, or advance amounts to any present or former official, manager, employee, or agent of Seller for or in connection with any event or circumstance occurring while such individual was an official, manager, employee, or agent of Seller;

(m)any Liabilities under the Excluded Contracts or any other Contracts, including Intellectual Property Agreements, (i) that are not validly and effectively assigned to Buyer pursuant to this Agreement or (ii) to the extent such Liabilities arise out of or relate to a breach by Seller of such Contracts prior to the Closing;

(n)any Liabilities associated with debt, revenue bonds, commercial paper, loans, or credit facilities of Seller or the Business;

(o)any Liabilities, other than Assumed Environmental Liabilities, arising out of, in respect of, or in connection with the failure by Seller to comply with any Law or Governmental Order;

(p)fines or penalties owing to any Governmental Authority for events to the extent occurring or arising prior to the Closing Date;

(q)any Liability of Seller arising from the violation, breach, or default by Seller, prior to the Closing, of any Assumed Liability or Intellectual Property Assets included in the Purchased Assets;

(r)any Liability arising under any collective bargaining agreement of Seller, including any and all obligations incurred under the IBEW Collective Bargaining

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Agreement prior to the Closing Date, including pension/retirement obligations under the Alaska Electrical Pension Fund regarding accruals earned prior to Closing;

(s)any Liability of Seller or ML&P for payments in lieu of taxes, including pursuant to AMC 26.10.025;

(t) any other Liability of Seller accruing or arising and required to be performed prior to the Closing;

(u)any Environmental Claims and Liabilities under Environmental Laws, and Losses arising from environmental conditions at the Purchased Assets, as of the Closing Date other than the Assumed Environmental Liabilities; and

(v)any other Liabilities not expressly assumed by Buyer pursuant to Section 2.03 and any Liabilities expressly allocated to or retained by Seller in this Agreement.

Section 2.05  Purchase Price

. The aggregate purchase price for the Purchased Assets to be paid on the Closing Date will be the assumption of the Assumed Liabilities plus an amount (as adjusted in accordance with this Agreement, the “Purchase Price”) equal to the following:

(a)the Upfront Payment,

(b)minus the Accrued Leave Liability;

(c)minus the Net Book Value of Designated Excluded Assets.

Section 2.06  Estimated Purchase Price Statement

. At least ten (10) Business Days before the Closing, Seller shall prepare and deliver to Buyer a statement, prepared in accordance with the Accounting Principles (the “Estimated Purchase Price Statement”), setting forth Seller’s good faith estimates of the Estimated Accrued Leave Liability, the Estimated Net Book Value of Designated Excluded Assets and the calculation of the Estimated Purchase Price, as determined in accordance with Section 2.05 (the “Estimated Purchase Price”). Such statement shall also include an estimate of the Transferred Cash (the “Estimated Transferred Cash”).

Section 2.07  Payment of Estimated Purchase Price

. At the Closing, Buyer will deliver, or cause to be delivered, to the intended final recipients (the names, wiring information and other relevant payment information of which recipients as may be reasonably requested by Buyer shall have been furnished by Seller in writing no later than three (3) Business Days prior to the Closing (such recipients, the “Recipients”)), an amount equal to the Estimated Purchase Price for payment, on behalf of the Business, to the appropriate Recipient.  Seller shall cause the Recipients to include amounts and Persons necessary to irrevocably defease or repay all Closing Debt in accordance with Section 3.02(c). With the exception of any portion of the Transferred Cash that Seller delivers to Buyer on the Closing Date, the Purchase Price shall be paid net of Estimated Transferred Cash in lieu of any obligation of Seller to deliver Transferred Cash on the Closing Date.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Section 2.08  Purchase Price Adjustment

. Following the Closing, the Purchase Price will be adjusted as set forth below:

(a)Closing Statement Preparation. Within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth a calculation of (i) the Accrued Leave Liability, (ii) the Transferred Cash, (iii) the Net Book Value of Designated Excluded Assets and (iv) the Closing Prorations, and (v) a recalculation of the Purchase Price, if any, based on each of the foregoing.  The Closing Statement will be calculated (x) pursuant to the definitions within this Agreement, (y) in accordance with the Accounting Principles where applicable, and (z) without giving effect to the transactions contemplated hereby.  Seller shall cooperate with Buyer in promptly responding to Buyer’s reasonable requests while Buyer is preparing the Closing Statement.

(b)Examination and Review.

(i)Examination. After receipt of the Closing Statement, Seller shall have forty-five (45) days (the “Review Period”) to review the Closing Statement. During the Review Period, Seller and its attorneys and accountants shall have access to the books and records of the Business, the personnel of, and work papers prepared by, Buyer or Buyer’s Accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Statement as Seller may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (as defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Buyer or the Business.

(ii)Objection. On or prior to the last day of the Review Period, Seller may object to the Closing Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item, its amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement and the calculations contained therein shall be deemed to have been accepted by and to be final and binding on Seller and Buyer. If Seller delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Closing Statement and the calculations contained therein, in each case with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding on Seller and Buyer and shall not be subject to further review.

(iii)Resolution of Disputes. If Seller and Buyer fail to reach an agreement with respect to any or all of the matters set forth in the Statement of

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to an impartial regionally recognized financial consulting firm or a firm of independent certified public accountants other than Seller’s Accountants, the Business’s accountants or Buyer’s Accountants mutually agreeable to Buyer and Seller (the “Independent Accountant”) who, acting as an expert and not an arbitrator, and without considering extrinsic evidence, shall resolve the Disputed Amounts only to the extent they relate to accounting matters and make any adjustments to the Closing Statement.  The Independent Accountant shall be jointly instructed by the parties to make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after engagement of the Independent Accountant, and its resolution of the Disputed Amounts and, other than with respect to conclusions of Law and interpretation of this Agreement and consideration of extrinsic evidence, its adjustments to the Closing Statement shall be conclusive (other than with respect to conclusions of Law and interpretation of this Agreement and consideration of extrinsic evidence) absent manifest error.  The Independent Accountant shall decide only the specific items under dispute by the parties and the Independent Accountant’s decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively.  The fees and expenses of the Independent Accountant shall initially be split 50/50 between Buyer and Seller, and after the final resolution of any dispute, shall be borne by Buyer, on the one hand, and Seller, on the other hand, based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party (and the appropriate party shall reimburse the other party accordingly).  For example, if closing accounts receivable is the only disputed item, and Seller claims that closing accounts receivable is $1,000, and Buyer contests only $500 of the amount claimed by Seller, and if the Independent Accountants ultimately resolve the dispute by awarding Seller $300 of the $500 contested, then the costs and expenses of Independent Accountants will be allocated 60% (i.e., 300 ÷ 500) to Buyer and 40% (i.e., 200 ÷ 500) to Seller.  Any dispute that cannot be resolved by the Independent Accountant pursuant to the provisions hereof shall be resolved by courts of law set forth in Section 10.11.

(c)Adjustment Payments. The Closing Prorations and the Purchase Price shall be recalculated using such finally determined amounts in lieu of the estimates of such amounts used in the calculation of the Purchase Price payable at Closing.

(i)With respect to Accrued Leave Liability, Net Book Value of Designated Excluded Assets and Closing Prorations, the Purchase Price shall be increased (in the case of an aggregate positive amount) or decreased (in the case of an aggregate negative amount) on a dollar-for-dollar basis by the aggregate amount, if any, determined by (A) subtracting the Estimated Accrued Leave Liability from the Accrued Leave Liability, (B) subtracting the Estimated Net

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Book Value of Designated Excluded Assets from the Net Book Value of Designated Excluded Assets and (C) adding the Closing Prorations if the aggregate amount of the prorations is for the benefit of Seller and subtracting the amount of Closing Prorations if the aggregate amount of the prorations is for the benefit of Buyer, and adding together the amounts calculated in each of the foregoing (A), (B) and (C)  to reach a final net amount owing under this Section 2.08 (such net amount, the “Adjustment Amount”).

(ii)No later than within two (2) Business Days after the determination of the Adjustment Amount, (A) if the Adjustment Amount results in an increase to the Purchase Price, Buyer shall pay to Seller an amount equal to the Adjustment Amount (without interest) and (B) if the Adjustment Amount results in a decrease to the Purchase Price, Seller shall disburse to Buyer an amount equal to the Adjustment Amount (without interest).  In addition, if Estimated Transferred Cash minus Transferred Cash is a negative number, Seller shall pay Buyer the difference on such date, and if a positive number, Buyer shall pay Seller such difference on such date.

Section 2.09  Treatment of Adjustment Payments

. Any payments made pursuant to Section 2.08 shall be made by wire transfer of immediately available funds to such account or accounts as is directed in writing by Buyer or Seller, as the case may be, and shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 2.10  Allocation of Purchase Price

. Seller and Buyer agree to file their respective IRS Forms 8594 for the Purchase Price and all Tax Returns in accordance with allocation principles to be agreed upon by Seller and Buyer prior to the Closing.  Seller and Buyer shall cooperate to the extent necessary following the Closing to determine a final allocation using such agreed allocation principles and Seller and Buyer shall use such final allocation for Form 8594.

Section 2.11  Withholding Tax

. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law.  All such withheld amounts shall be treated as delivered to Seller hereunder.

Section 2.12  Third Party Consents

. To the extent that Seller’s rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and except as otherwise provided in Section 6.20 or elsewhere in this Agreement, Seller, at its expense, shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent reasonably permitted by Law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate reasonably, to the maximum extent reasonably permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.12 to the contrary, Buyer shall

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

not be deemed to have waived its rights under Section 7.02(d) hereof unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

ARTICLE III
Closing

Section 3.01  Closing

. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the headquarters of Buyer located at 5601 Electron Drive, Anchorage, AK 99518, at 10:00 a.m., local time, within one hundred and twenty (120) days after RCA Approval is received, provided that the Closing shall take place no sooner than the fifth (5th) Business Day after all of the conditions to Closing set forth in ARTICLE VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date, or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Section 3.02  Closing Deliverables

.

(a)At the Closing, Seller shall deliver to Buyer the following:

(i)a bill of sale in the form of Exhibit K hereto (the “Bill of Sale”) and duly executed by Seller, transferring the Tangible Personal Property included in the Purchased Assets to Buyer;

(ii)an assignment and assumption agreement in the form of Exhibit L hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii)with respect to ML&P Plant 2/ML&P Plant 2A, a special warranty deed in the form of Exhibit M hereto (with an accompanying agreement to be entered into by Buyer and Seller effective as of the Closing to set forth the terms upon which Seller may access the Plant 2A Mural following the Closing on mutually acceptable terms and conditions), and with respect to each other parcel of Owned Real Property, a quitclaim deed in form of Exhibit N hereto (each, a “Deed”) and duly executed and acknowledged by Seller;

(iv)with respect to each Lease, an Assignment and Assumption of Lease in form and substance reasonably satisfactory to Buyer (each, an “Assignment and Assumption of Lease”) and duly executed and acknowledged by Seller;

(v)with respect to the Other Real Property Interests (other than any easements appurtenant to any Owned Real Property), one or more assignments in

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

form and substance reasonably satisfactory to Buyer (each, a “Real Property Interest Assignment”) and duly executed and acknowledged by Seller;

(vi)the BRU Transfer Documents duly executed by Seller;

(vii)the Seller Closing Certificate;

(viii)the FIRPTA Certificate;

(ix)the certificates of the Clerk of Seller required by Section 7.02(j) and Section 7.02(k);

(x)such other customary instruments of assignment, transfer, assumption, conveyance, filings or documents (including transfer of vehicle titles), in form and substance reasonably satisfactory to Buyer and Seller, as may be required to give effect to this Agreement; and

(xi)such other agreements, consents, documents, instruments and writings as are required to be delivered by Seller at or prior to the Closing pursuant to this Agreement or the Ancillary Documents.

(b)At the Closing, Buyer shall deliver to Seller the following:

(i)the Purchase Price paid in the manner set forth in Section 2.07;

(ii)the Assignment and Assumption Agreement duly executed by Buyer;

(iii)with respect to each Lease, an Assignment and Assumption of Lease duly executed by Buyer;

(iv)the BRU Transfer Documents duly executed by Buyer;

(v)the Buyer Closing Certificate;

(vi)the certificates of the Secretary or Assistant Secretary of Buyer required by Section 7.03(g) and Section 7.03(h); and

(vii)such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement of the Ancillary Documents.

(c)The parties hereto anticipate that all of the conditions set forth in ARTICLE VII other than the funding described in this Section 3.02(c) shall be satisfied on a date that is mutually agreed by the parties hereto (the “Documentation Closing Date”). On the Documentation Closing Date, the parties hereto shall have delivered all documentation required by ARTICLE VII to be delivered at or prior to the Closing, to be

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

held in escrow until the delivery of the Upfront Payment to Seller on a date that is no sooner than twenty (20) days following the Documentation Closing Date (such date, the “Financial Closing Date”). On the Financial Closing Date, a portion of the Upfront Payment together with any other funds of Seller to the extent necessary shall be deposited into the applicable bond fund under the Trust Agreements and other documents related to the Closing Debt in accordance with the provisions related to the disposition of the system and defeasance/redemption provisions of the Trust Agreements and other documents pursuant to which such Closing Debt was issued in an amount that shall be sufficient  to pay and redeem the Closing Debt (“Bond Release Consideration”). The sufficiency of such deposit of monies and the amount of the Bond Release Consideration shall be verified by an independent certified public accountant, acting as an expert and not an arbitrator, that is acceptable to Buyer and Seller.  Seller shall cause irrevocable instructions to be given on or prior to the Financial Closing Date to the trustees under and in accordance with the Trust Agreements, and there shall be delivered to Buyer and Seller on or prior to the Closing Date opinions of bond counsel to Seller, in a form satisfactory to Buyer and Seller, to the effect that the pledge of the pledged revenues, and all covenants, agreements and obligations of Seller to the holders of the Closing Debt, and all liens, benefits or security under the Closing Debt, have thereupon ceased, terminated and become void, discharged and satisfied upon deposit of the Bond Release Consideration at the Financial Closing Date as aforesaid and that the actions contemplated by this Agreement will not have an adverse effect on the tax-exempt status of the Closing Debt. Any Bond Release Consideration and interest earned thereon not used to repay or defease Closing Debt shall be paid over to Seller. For the avoidance of doubt, except as set forth in this Section 3.02(c), the Financial Closing Date shall be the Closing Date under this Agreement.

ARTICLE IV
Representations and warranties of seller

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof.  Without limiting any other provision of this Agreement, for purposes only of this ARTICLE IV, the definition of Purchased Assets shall include the Eklutna Generation Assets and the definition of Business shall be understood to mean the operation of the Eklutna Generation Assets.

Section 4.01  Organization and Qualification of Seller

. Seller is a political subdivision duly organized, validly existing under the Laws of the State of Alaska and has all requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted.

Section 4.02  Authority of Seller

. Seller has all requisite municipal power and authority to enter into this Agreement and the Ancillary Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity. When each Ancillary Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 4.03    No Conflicts; Consents

.

(a)The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Charter of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business, or the Purchased Assets; (c) except as set forth in Section 4.03(a) of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a material violation or material breach of, constitute a material default or an event that, with or without notice or lapse of time or both, would constitute a material default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or Permit to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets. Except for the RCA Approval and the other Governmental Authority approvals set forth in Section 4.03(a) of the Disclosure Schedules, no material consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

(b)No filing is required under the HSR Act because Seller is a U.S. governmental authority referred to in 15 U.S.C. § 18a(c)(4).

Section 4.04  Financial Statements

. Complete copies of the audited financial statements consisting of the statements of net position of the Business as at December 31, 2017 and December 31, 2016 and the statements of revenues, expenses and changes in net position and statements of cash flows in each of the years ending December 31, 2017 and December 31, 2016 (the “Audited Financial Statements”) have been delivered to Buyer. The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. The Audited Financial Statements are based on the books and records of the Business, and fairly present the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The statement of net position of the Business as of

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

December 31, 2017 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date Seller maintains a standard system of accounting for the Business established and administered in accordance with GAAP. Each statement of net position of the Business included in the Updated Financial Statements delivered to Buyer will fairly present in all material respects, the financial position of the Business as of its date and each of the statements of revenues, expenses and changes in net position and statements of cash flows will fairly present in all material respects, the information set forth therein for the Business, and in each case, will be prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited financial statements, the absence of notes (that, if presented, would not differ materially from those presented in the most recent audited financial statements delivered as Updated Financial Statements).

Section 4.05  Undisclosed Liabilities

. Seller has no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against in the Balance Sheet (including notes thereto) as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 4.06  Absence of Certain Changes, Events and Conditions

. Between the Balance Sheet Date and the date of this Agreement, and other than in the ordinary course of business consistent with past practice, there has not been any:

(a)event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)declaration or payment of any dividends or distributions on or in respect of any of ML&P’s equity or redemption, purchase or acquisition of  ML&P’s equity with respect to the Business;

(c)material change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Audited Financial Statements;

(d)material change in cash management practices and policies, practices and procedures with respect to collection of Accounts Receivable, establishment of reserves for uncollectible Accounts Receivable, accrual of Accounts Receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(e)entry into any Contract that would constitute a Material Contract;

(f)incurrence, assumption or guarantee of any indebtedness for borrowed money in connection with the Business except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice and Prudent Utility Practices;

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(g)transfer, assignment, sale or other disposition of any of the Purchased Assets shown or reflected in the Balance Sheet, except for the sale of Inventory and surplus equipment in the ordinary course of business;

(h)cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Purchased Assets;

(i)transfer or assignment of or grant of any license or sublicense under or with respect to any material Intellectual Property Assets or Intellectual Property Agreements (except non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice and Prudent Utility Practices);

(j)abandonment or lapse of or failure to maintain in full force and effect any material Intellectual Property Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any material Trade Secrets included in the Intellectual Property Assets;

(k)material damage, destruction or loss, or any material interruption in use, of any Purchased Assets, whether or not covered by insurance;

(l)acceleration, termination, material modification to or cancellation of any Assigned Contract or Permit;

(m)material capital expenditures which would constitute an Assumed Liability;

(n)imposition of any Encumbrance upon any of the Purchased Assets;

(o)(i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of any non-represented current or former employees, officials, managers, independent contractors or consultants of the Business for which the aggregate costs and expenses to the Business exceed $2,000,000, other than as provided for in the Retention Agreements or any other written agreements or required by applicable Law, or (ii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, official, manager, consultant or independent contractor of the Business;

(p)hiring or promoting any person as or to (as the case may be) an official or manager or hiring or promoting any employee below official or manager except to fill a vacancy in the ordinary course of business;

(q)adoption, material modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, official, manager, independent contractor or consultant of the Business, (ii) Benefit Plan, or (iii) collective bargaining, letters of agreement, or other agreement with a Union, in each case whether written or oral;

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(r)any loan to (or forgiveness of any loan to), or entry into any other transaction with, any current or former officials, managers or employees of the Business;

(s)adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(t)purchase, lease or other acquisition of the right to own, use or lease any property or assets in connection with the Business for an amount in excess of $1,500,000, individually (in the case of a lease, per annum) or $20,000,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of Inventory or supplies in the ordinary course of business consistent with past practice and Prudent Utility Practices;

(u)any transfer of assets historically used by ML&P to Seller or a division or business unit of Seller which have an aggregate net book value in excess of $1,000,000; and

(v)any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 4.07  Material Contracts

.

(a)Section 4.07(a) of the Disclosure Schedules lists each of the following Contracts (but excluding any Leases) (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller is a party and by which it is bound in connection with the Business or the Purchased Assets (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including brokerage contracts) listed or otherwise disclosed in Section 4.10(b) of the Disclosure Schedules and all Intellectual Property Agreements set forth in Section 4.11(b) of the Disclosure Schedules, being “Material Contracts”):

(i)all Contracts, not otherwise provided for in this Section 4.07(a), that involve aggregate consideration in excess of $2,000,000 and that, in each case, cannot be cancelled without penalty and without more than ninety (90) days’ prior notice;

(ii)all Contracts that require Seller to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions and that require payments in excess of $2,000,000 for each individual Contract;

(iii)all Contracts for the purchase, exchange, or sale of electricity, energy, capacity, or other energy-related products or ancillary services and requiring payments in excess of $2,000,000 for each individual Contract;

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(iv)all Contracts for the purchase, exchange, sale, or storage of natural gas, fuel oil, diesel, or any other fuel and requiring payments in excess of $2,000,000 for each individual Contract;

(v)all Contracts for the transmission of electricity that require payments in excess of $2,000,000 for each individual Contract;

(vi)all interconnection Contracts;

(vii)all Contracts that provide for the indemnification of any Person or the assumption of any Tax, environmental, or other Liability of any Person;

(viii)all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), other than Contracts entered into in the ordinary course of business relating to assets with a net book value of less than $2,000,000 individually or $5,000,000 in the aggregate;

(ix)all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting, and advertising Contracts that provide for annual compensation by Seller in an amount in excess of $2,000,000 and that are not cancelable by Seller without more than ninety (90) days’ prior notice;

(x)all agreements and Contracts with employees, independent contractors, or consultants (or similar arrangements) other than written or oral offers or Contracts terminable without material penalty or without more than ninety (90) days’ prior notice;

(xi)except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including guarantees);

(xii)all Contracts with any Governmental Authority (“Government Contracts”);

(xiii)all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xiv)all joint venture, partnership, or similar Contracts;

(xv)all Contracts for the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase or otherwise acquire an interest in any of the Purchased Assets, other than Contracts entered into in the ordinary course of business relating to

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

assets with a net book value of less than $2,000,000 individually or $5,000,000 in the aggregate;

(xvi)all powers of attorney with respect to the Business or any Purchased Asset;

(xvii)all collective bargaining agreements or Contracts with any Union;

(xviii)all Contracts related to the BRU Interests;

(xix)all Contracts related to Eklutna Generation Assets and Eklutna Transmission Assets;

(xx)any construction contract, equipment purchase contract, operations and maintenance agreement, management or administrative services contract, and technical or contractual service agreement entered into in the past five (5) years which has required or will require expenditures in excess of $2,000,000, including all such agreements related to ML&P Plant 2A; and

(xxi)Contracts related to the purchase or sale of air pollution emission allowances or credits.

(b)Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or threatened under any Contract included in the Purchased Assets.

Section 4.08  Title to Purchased Assets

. Except as provided in Section 4.08 of the Disclosure Schedules, Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets (the foregoing representation and any other representation in this Agreement shall not be modified or negated by the execution or recording of any quit claim deed). All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(a)those items set forth in Section 4.08 of the Disclosure Schedules;

(b)mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

are not delinquent and that are not, individually or in the aggregate, material to the Business or the Purchased Assets;

(c)easements, rights of way, servitudes, permits, licenses, covenants, restrictions, zoning ordinances and other similar Encumbrances affecting Real Property that individually or in the aggregate, do not prohibit or materially interfere with the current operation of any Real Property;

(d)other than with respect to Owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Business or the Purchased Assets;

(e)Encumbrances for Taxes or assessments that are not delinquent;

(f)Encumbrances that have been placed by any developer, landlord, or other third party on any Leased Real Property or Other Real Property Interest that individually or in the aggregate, do not prohibit or materially interfere with the current operation of the Real Property;

(g)all matters that an accurate survey of the Real Property would disclose that individually or in the aggregate, do not prohibit or materially interfere with the current operation of the  Real Property;

(h)deed restrictions limiting the use of the Real Property to non-residential uses;

(i)except with respect to the BRU Interest, any conveyance, transfer, or lease of any oil, gas, or mineral rights and profits, rights, and appurtenances relating thereto; or

(j)in the case of any buildings or other improvements owned by Seller on any Leased Real Property, the terms and conditions of the applicable Lease.

Section 4.09  Condition and Sufficiency of Assets

. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of Tangible Personal Property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put. The Purchased Assets are sufficient for the continued conduct of the Business immediately after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted. None of the Excluded Assets are material to the Business.  The Purchased Assets have been operated and maintained in accordance with Prudent Utility Practices.  Except as set forth in Section 4.09 of the Disclosure Schedules, all of the Generation Assets, Transmission Assets and Distribution Assets owned, in whole or in part, leased or operated by ML&P have been operated in all material respects in the ordinary course of business consistent with past practice, and there are no pending material claims for defective work, equipment or materials relating to the Purchased Assets.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Section 4.10  Real Property

.

(a)Section 4.10(a) of the Disclosure Schedules sets forth each parcel of real property owned by Seller and used in or necessary for the conduct of the Business as currently conducted (together with all buildings, fixtures, structures and improvements situated thereon and all easements, rights-of-way and other rights and privileges appurtenant thereto, collectively, the “Owned Real Property”), including with respect to each property, the address location and use. Seller has delivered to Buyer copies of the deeds and other instruments (as recorded) by which Seller acquired such parcel of Owned Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Seller with respect to such parcel. With respect to each parcel of Owned Real Property:

(i)Seller has good and valid fee simple title, free and clear of all Encumbrances, except (A) Permitted Encumbrances and (B) those Encumbrances set forth on Section 4.10(a)(i) of the Disclosure Schedules;

(ii)except as set forth in Section 4.10(a)(ii) of the Disclosure Schedules or in any Permitted Encumbrance, Seller has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

(iii)to Seller’s Knowledge, there are no unrecorded outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

(b)Section 4.10(b) of the Disclosure Schedules sets forth each parcel of real property leased by Seller and used in or necessary for the conduct of the Business as currently conducted (together with all rights, title and interest of Seller in and to leasehold improvements relating thereto, including security deposits, reserves or prepaid rents paid in connection therewith, collectively, the “Leased Real Property”), and a true and complete list of all leases, subleases, licenses, concessions and other agreements (whether written or oral), including all amendments, extensions renewals, guaranties and other agreements with respect thereto, pursuant to which Seller holds any Leased Real Property (collectively, the “Leases”). Seller has delivered to Buyer a true and complete copy of each Lease. With respect to each Lease:

(i)except as set forth in Section 4.10(b) of the Disclosure Schedules, such Lease is valid, binding, enforceable, and in full force and effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity, and Seller enjoys peaceful and undisturbed possession of the Leased Real Property, subject to Permitted Encumbrances;

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(ii)To Seller’s Knowledge, Seller is not in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, and Seller has paid all rent due and payable under such Lease;

(iii)Seller has not received nor given any currently-effective notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller under any of the Leases and, to the Knowledge of Seller, no other party is in default thereof, and no party to any Lease has exercised any termination rights with respect thereto;

(iv)Except as set forth in Section 4.10(b)(iv) of the Disclosure Schedules, Seller has not subleased, assigned or otherwise granted to any Person the right to use or occupy such Leased Real Property or any portion thereof; and

(v)Seller has not pledged, mortgaged or otherwise granted an Encumbrance on its leasehold interest in any Leased Real Property.

(c)Seller holds sufficient title in all easements, licenses, franchises and other interests in real property other than the Owned Real Property and Leased Real Property that are used in or necessary for the conduct of the Business as currently conducted (together with all of Seller’s equipment and fixtures situated thereon and all other rights and privileges appurtenances thereto, collectively, the “Other Real Property Interests”). Section 4.10(c) of the Disclosure Schedules contains a list of all material Other Real Property Interests.  With respect to all Other Real Property Interests:

(i)Except as provided in Section 4.10(c) of the Disclosure Schedules, the Other Real Property Interests are valid, binding, enforceable, and in full force and effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity, and Seller enjoys peaceful and undisturbed possession of the rights or occupancy conferred by the Other Real Property Interests, subject to Permitted Encumbrances;

(ii)To Seller’s Knowledge, Seller is not in breach or default under any agreement evidencing or granting the Other Real Property Interests, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, and Seller has paid all consideration due and payable with respect to the Other Real Property Interests;

(iii)Seller has not received nor given any currently-effective notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller with respect to any of the Other Real Property Interests and, to the Knowledge of Seller, no other party is in default thereof; and

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(iv)Seller has not subleased, sublicensed, assigned or otherwise granted to any Person the right to use or occupy any of the Other Real Property Interests or any portion thereof.

(d)Seller has not received any written notice of (i) violations of building codes or zoning ordinances or other governmental or regulatory Laws affecting the Real Property, (ii) existing, pending or threatened condemnation proceedings affecting the Real Property, or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to adversely affect the ability to operate the Real Property as currently operated and in accordance with Prudent Utility Practices. Neither the whole nor any material portion of any Real Property has been damaged or destroyed by fire or other casualty.

(e)The Real Property is sufficient for the continued conduct of the Business immediately after the Closing in substantially the same manner as conducted prior to the Closing and constitutes all of the real property necessary to conduct the Business as currently conducted.

Section 4.11  Intellectual Property

.

(a)Section 4.11(a) of the Disclosure Schedules contains a correct, current and complete list of: (i) all Intellectual Property Registrations, specifying as to each, as applicable: the title, mark, or design; the jurisdiction by or in which it has been issued, registered or filed; the patent, registration or application serial number; the issue, registration or filing date; and the current status; (ii) all unregistered Trademarks included in the Intellectual Property Assets; (iii) all proprietary Software included in the Intellectual Property Assets; and (iv) all other material Intellectual Property Assets that are used or held for use in the conduct of the Business. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Seller has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(b)Section 4.11(b) of the Disclosure Schedules contains a correct, current and complete list of all Intellectual Property Agreements, specifying for each the date, title and parties thereto. Seller has provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Intellectual Property Agreement.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(c)Except as set forth in Section 4.11(c) of the Disclosure Schedules, Seller is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title, and interest in and to the Intellectual Property Assets, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Business, in each case free and clear of Encumbrances other than Permitted Encumbrances.

(d)Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Buyer’s right to own or use any Intellectual Property Assets or any Intellectual Property subject to any Intellectual Property Agreement.

(e)All of the Intellectual Property Registrations are valid and enforceable, and all Intellectual Property Registrations are subsisting and in full force and effect. Seller has taken reasonable and necessary steps to maintain and enforce the Intellectual Property Assets and to preserve the confidentiality of all Trade Secrets included in the Intellectual Property Assets.

(f)The conduct of the Business, including the use of the Intellectual Property Assets and the Intellectual Property licensed under the Intellectual Property Agreements in connection therewith, and the products, processes, and services of the Business have not infringed, misappropriated, or otherwise violated the Intellectual Property or other rights of any Person. To Seller’s Knowledge, no Person has infringed, misappropriated, or otherwise violated any Intellectual Property Assets or the Intellectual Property licensed under the Intellectual Property Agreements.

(g)There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding) settled, pending, or, to the Knowledge of Seller, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation of the Intellectual Property of any Person by Seller in the conduct of the Business; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Intellectual Property Assets; or (iii) by Seller or any other Person alleging any infringement, misappropriation, or violation by any Person of any Intellectual Property Assets. Seller is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would reasonably be expected to restrict or impair the use of any Intellectual Property Assets.

(h)This Section 4.11 constitutes the sole and exclusive representation and warranty of Seller with respect to any Intellectual Property matters.

Section 4.12  Inventory

. All Inventory, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, or defective items that have been written off or written down to fair market value or for which adequate reserves have been established. Section 4.12 of the Disclosure

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Schedules sets forth all Inventory that is obsolete, damaged, or defective that has not or will not be repaired which has an aggregate net book value in excess of $1,000,000.  All Inventory is owned by Seller free and clear of all Encumbrances, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Seller.

Section 4.13  Transferred Cash

. Exhibit J sets forth a description and the amount of all Transferred Cash as if the Closing had occurred as of December 31, 2017.

Section 4.14  Customers and Suppliers

.

(a)Section 4.14(a) of the Disclosure Schedules sets forth with respect to the Business (i) each customer who has paid aggregate consideration to Seller for electricity or other electric utility services rendered in an amount greater than or equal to $1,000,000 for each of the two most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Except as set forth in Section 4.14(a) of the Disclosure Schedules, Seller has not received any written notice, and has no reason to believe, that any of the Material Customers has ceased, or intends to cease after the Closing, to use electricity or other electric utility services of the Business or to otherwise terminate or materially reduce its relationship with the Business.

(b)Section 4.14(b) of the Disclosure Schedules sets forth with respect to the Business (i) each supplier to whom Seller has paid consideration for goods or services rendered in an amount greater than or equal to $2,000,000 for each of the two most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Except as set forth in Section 4.14(b) of the Disclosure Schedules, Seller has not received any written notice, and has no reason to believe, that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business.

Section 4.15  Insurance

. Section 4.15 of the Disclosure Schedules sets forth (a) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty, property and other insurance maintained by Seller relating to the Business, the Purchased Assets or the Assumed Liabilities (collectively, the “Insurance Policies”); and (b) with respect to the Business, the Purchased Assets or the Assumed Liabilities, a list of all pending claims and the claims history for Seller since January 1, 2016. Except as set forth on Section 4.15 of the Disclosure Schedules, there are no claims related to the Business, the Purchased Assets or the Assumed Liabilities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Seller has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued. All such Insurance Policies (a) are in full force and effect and enforceable in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

to any lapse in coverage. Seller is not in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Business and are sufficient for compliance with all applicable Laws and Contracts to which Seller is a party or by which it is bound. True and complete copies of the Insurance Policies have been made available to Buyer.

Section 4.16  Legal Proceedings; Governmental Orders

.

(a)Except as set forth in Section 4.16(a) of the Disclosure Schedules, there are no Actions pending or, to Seller’s Knowledge, threatened against or by Seller (a) relating to or affecting the Business, the Purchased Assets, or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)Except as set forth in Section 4.16(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business. Seller is in compliance with the terms of each Governmental Order set forth in Section 4.16(b) of the Disclosure Schedules. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

(c)Except as set forth in Section 4.16(c) of the Disclosure Schedules, as of the date hereof, ML&P (i)  is not a Person whose rates or services are regulated by a Governmental Entity, (ii) is not a party to any rate proceeding before a Governmental Authority with respect to rates charged by ML&P,  (iii) does not have rates in any amounts that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Authority or on appeal to a court, or (iv) is not a party to any contract with any Governmental Authority imposing conditions on rates or services in effect as of the date hereof or which, to the Knowledge of Seller, are as of the date hereof scheduled to go into effect at a later time.

Section 4.17  Compliance With Laws; Permits

.

(a)Except as set forth in Section 4.17(a) of the Disclosure Schedules, Seller has at all times complied, and is now complying, in each case in all material respects, with all Laws applicable to the conduct of the Business and the ownership and use of the Purchased Assets.

(b)All Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 4.17(b) of the Disclosure Schedules lists all material current Permits issued to Seller which are related to the conduct of the Business as currently conducted or the ownership and use of the Purchased

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Assets, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.17(b) of the Disclosure Schedules.

(c)All filings required to be made by ML&P since January 1, 2015, with the RCA have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied in material respects, as of their respective dates, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder.

Section 4.18  Environmental Matters

.

(a)To the Knowledge of Seller, the Purchased Assets and the operations of Seller with respect to the Business and the Purchased Assets are currently and have, during the period of five (5) years prior to the Closing Date, at all times been in compliance with all Environmental Laws. Seller has not received from any Person, with respect to the Business or the Purchased Assets, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)Seller has obtained and, to Seller’s Knowledge, is in compliance with all Environmental Permits (each of which is disclosed in Section 4.18(b) of the Disclosure Schedules) necessary for the conduct of the Business as currently conducted or for the ownership, lease, operation, or use of the Purchased Assets, and all such Environmental Permits are in full force and effect. With respect to any such Environmental Permits, to Seller’s Knowledge, there is no condition, event, or circumstance that is reasonably likely to prevent or impede the transfer of the same to Buyer as of the Closing Date, and Seller has not received any Environmental Notice or other communication regarding, and to Seller’s Knowledge there is no, actual or potential material adverse change in the status or terms and conditions of the same.

(c)Except as set forth in Section 4.18(c) of the Disclosure Schedules, Seller has not within the last six (6) years received any written notice from any Governmental Authority that the Business or any of the Purchased Assets or real property currently or formerly owned, leased, or operated by Seller in connection with the Business is not or has not been in compliance with, any Environmental Law or any Environmental Permit;

(d)Except as set forth in Section 4.18(d) of the Disclosure Schedules, there are no Environmental Claims pending or, to Seller’s Knowledge, threatened against Seller with respect to the Business or any of the Purchased Assets or real property currently or formerly owned, leased or operated by Seller in connection with the Business.  Except as set forth in Section 4.18(d) of the Disclosure Schedules, to Seller’s Knowledge, there are no facts or circumstances regarding the Business or any of the

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Purchased Assets or real property currently or formerly owned, leased, or operated by Seller in connection with the Business that are reasonably likely to result in any Environmental Claim against Seller or Buyer.

(e)To Seller’s Knowledge, none of the Business or the Purchased Assets or any real property currently or formerly owned, leased or operated by Seller in connection with the Business is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(f)Except as set forth in Section 4.18(f) of the Disclosure Schedules, to Seller’s Knowledge, there has been no Release of Hazardous Materials in contravention of Environmental Law, or which would reasonably be expected to give rise to any Environmental Claim, with respect to the Business or the Purchased Assets or any real property currently or formerly owned, leased or operated by Seller in connection with the Business, and Seller has not received any Environmental Notice that, nor, to Seller’s Knowledge, are any of the Business or the Purchased Assets or real property currently or formerly owned, leased or operated by Seller in connection with the Business (including soils, soil gas, groundwater, surface water, buildings and other structure located thereon) contaminated with any Hazardous Material in such a manner as would reasonably be expected to result in an Environmental Claim against Seller or Buyer.

(g)Section 4.18(g) of the Disclosure Schedules contains a complete and accurate list of (x) all active or abandoned aboveground or underground storage tanks owned or operated by Seller in connection with the Business or the Purchased Assets, or to Seller’s Knowledge, otherwise located on the Owned Real Property and Leased Real Property; and (y) all, to Seller’s Knowledge, polychlorinated-biphenyl-containing equipment, located at, on, or under the Owned Real Property and Leased Real Property.

(h)Section 4.18(h) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Seller and any predecessors, or otherwise used to treat, store or dispose of waste generated by Seller and any predecessors, in connection with the Business or the Purchased Assets as to which Seller may retain liability, and Seller has not received any Environmental Notice with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Seller.

(i)Seller has not retained or assumed, by contract or, to Seller’s Knowledge, by operation of Law, any Liabilities of third parties under Environmental Law.

(j)Except as otherwise provided in Section 6.29(a), Seller has provided or otherwise made available to Buyer in the manner set forth in Section 4.18(j) of the Disclosure Schedules: (i) any and all material environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the Business or the Purchased Assets or any real property currently or formerly owned, leased or operated by Seller in connection with the Business which are in the possession or control of Seller related to compliance with

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials, provided that, where multiple drafts of such documents were generated, Buyer has made available and listed only the most recent version of such document; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including costs of remediation, pollution control equipment and operational changes).

(k)During the period of six (6) years prior to the Closing Date, there have been no claims by Seller against comprehensive general liability or excess insurance carriers for any Loss resulting from, relating to or arising from Environmental Claims with respect to the Business or any of the Purchased Assets or real property currently or formerly owned, leased or operated by Seller in connection with the Business.

(l)To Seller’s Knowledge, there is not any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that would reasonably be expected to, after the Closing Date, prevent, impede or materially increase the costs to own and operate the Business or the Purchased Assets as currently carried out.

(m)This Section 4.18 constitutes the sole and exclusive representation and warranty of Seller with respect to environmental matters, including all matters arising under Environmental Laws.

Section 4.19  Employee Benefit Matters

.

(a)Section 4.19(a) of the Disclosure Schedules contains a true and complete list of each material pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Seller for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which Seller has or may have any Liability, or with respect to which Buyer would reasonably be expected to have any Liability (as listed on Section 4.19(a) of the Disclosure Schedules, each, a “Benefit Plan”).  Seller has no ERISA Affiliates.    Section 4.19(a) of the Disclosure Schedules denotes which Benefit Plans are governmental plans as defined in Section 3(32) of ERISA.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(b)With respect to each Benefit Plan that is a retirement plan, Seller has made available to Buyer accurate, current and complete copies of the plan document together with all amendments.

(c)Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and received a favorable and current determination letter from the Internal Revenue Service with respect to the most recent five year filing cycle, or with respect to a prototype or volume submitter plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan or volume submitter plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan.

No pension plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”)) which is subject to minimum funding requirements, including any multiple employer plan, (each a “Single Employer Plan”) in which employees of the Business participate or have participated has an “accumulated funding deficiency,” whether or not waived, or is subject to a lien for unpaid contributions under Section 303(k) of ERISA or Section 430(k) of the Code. No Single Employer Plan covering employees of the Business which is a defined benefit plan has an “adjusted funding target attainment percentage,” as defined in Section 436 of the Code, less than 80%.

(d)Seller has not (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; or (iii) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA.

(e)With respect to each Benefit Plan (i) that is a Multiemployer Plan, (A) all contributions required to be paid by Seller have been timely paid to the applicable Multiemployer Plan, (B) Seller has not incurred any withdrawal liability under Title IV of ERISA that remains unsatisfied, and (C) no Multiemployer Plan is in critical, endangered or seriously endangered status or has suffered a mass withdrawal; (ii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any Multiemployer Plan or to appoint a trustee for any Multiemployer Plan; and (iii) no such plan maintained or contributed to within the last six (6) years is a Single Employer Plan subject to Title IV of ERISA.

(f)This Section 4.19 and Section 4.20 (to the extent related to pensions and employee benefits) constitute the sole and exclusive representation and warranty of Seller regarding pension and employee benefit or liabilities or obligations, or compliance with Laws relating thereto.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Section 4.20  Employment Matters

.

(a)Section 4.20(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Business as of the date hereof, including any employee who is on a leave of absence, or short-term or long-term disability of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire date; (iv) current annual hourly rate or salary; and (v) commission, bonus or other incentive-based compensation paid in 2017. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Business for services performed on or prior to the date hereof have been paid in full and, except as set forth in Section 4.20(a) of the Disclosure Schedules, there are no outstanding agreements, understandings or commitments of Seller to pay any compensation, commissions, bonuses, or fees after the Closing Date.

(b)Except as set forth in Section 4.20(b) of the Disclosure Schedules, Seller is not, and has not been for the past five (5) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past five (5) years, any Union representing or purporting to represent any employee of Seller, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. Except as set forth in Section 4.20(b) of the Disclosure Schedules, there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Seller or any employees of the Business. Except for any Union set forth in Section 4.20(b) of the Disclosure Schedules, Seller has no duty to bargain with any Union.  With respect to any Union or collective bargaining agreement identified in Section 4.20(b) of the Disclosure Schedules or otherwise, in no event shall Buyer be required to assume an existing collective bargaining agreement other than as set forth in Section 6.05.  Seller shall not represent to any Union that Buyer intends to assume any such agreement or maintain the terms of any such agreement other than as set forth in Section 6.05.  Section 4.20(b) of the Disclosure Schedules sets forth each pending union arbitration or grievance.

(c)Seller is and has been in compliance in all material respects with the terms of the collective bargaining agreements and other Contracts listed on Section 4.20(b) of the Disclosure Schedules and all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, volunteers, interns, consultants and independent contractors of the Business, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

unemployment insurance. All individuals characterized and treated by Seller as consultants or independent contractors of the Business are properly treated as independent contractors under all applicable Laws. All employees of the Business classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects. Seller is in material compliance with and has materially complied with all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations. Except as set forth in Section 4.20(c) of the Disclosure Schedules, there are no Actions against Seller pending, or to the Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Business, including any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter arising under applicable Laws.

(d)With respect to each Government Contract and to the extent required by Law, Seller is and has been in material compliance with Executive Order No. 11246 of 1965 (“E.O. 11246”), Section 503 of the Rehabilitation Act of 1973 (“Section 503”) and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (“VEVRAA”), including all implementing regulations. Seller maintains and materially complies with affirmative action plans in compliance with E.O. 11246, Section 503 and VEVRAA, including all implementing regulations. To Seller’s Knowledge, Seller is not, and has not been for the past five (5) years, the subject of any audit, investigation or enforcement action by any Governmental Authority in connection with any Government Contract or related compliance with E.O. 11246, Section 503 or VEVRAA. To the extent required by Law, Seller is and has also been in material compliance with the McNamara-O’Hara Service Contract Act of 1965, the Davis Bacon Act of 1931 and the Contract Work Hours and Safety Standards Act (CWHSSA).  Seller has not been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor.

(e)This Section 4.20 and Section 4.06,  Section 4.17 and Section 4.19 (in each case, to the extent related to labor and employment matters) constitute the sole and exclusive representation and warranty of the Company regarding labor or employment matters.

Section 4.21  Taxes

. Except as set forth in Section 4.21 of the Disclosure Schedules:

(a)All Tax Returns with respect to the Business required to be filed by Seller for any Pre-Closing Tax Period have been, or will be, timely filed. Such Tax Returns are,

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

or will be, true, complete and correct in all material respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, or other party, and materially complied with all information reporting and backup withholding provisions of applicable Law.

(c)No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.

(d)All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any taxing authority have been fully paid.

(e)Seller is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(f)There are no Encumbrances for Taxes upon any of the Purchased Assets nor, to Seller’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

(g)Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(h)This Section 4.21 (and so much of Section 4.19 and Section 4.23 as relates to Taxes) constitutes the sole and exclusive representation and warranty of Seller regarding Tax matters.

Section 4.22  Service Territory

.  The Delivery Point for each Person purchasing electricity from Seller is located within the Service Territory.

Section 4.23  BRU Interest

.

(a)There is neither (i) to Seller’s Knowledge, written demand; nor (ii) lawsuit, or any compliance order, notice of probable violation or similar governmental action, pending or, to Seller’s Knowledge, threatened before any court or governmental agency that (x) would result in a material impairment or loss of title to any part of the BRU Interest, (y) seeks the imposition of (or could reasonably be expected to generate) an amount greater than or equal to $500,000 in damages with respect to the BRU Interest, or (z) would materially hinder or impede the operation of the BRU Interest;

(b)All Tax Returns required to be filed by Seller with respect to the BRU Interest have been timely filed and are true, correct and complete in all material respects, and all Taxes with respect to the BRU Interest, whether or not shown due on such Tax Returns, have been timely paid.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(c)To Seller’s Knowledge, (a) Seller’s ownership and the operation of the BRU Interest is in compliance in all material respects with all Laws, and (b) all Permits, licenses, approvals, consents, certificates, and other authorizations material to the operation of the BRU Interest have been obtained and maintained in effect.

(d)Section 4.23 of the Disclosure Schedules includes all Material BRU Contracts that are of one or more of the following types, to the extent the same would be binding on the BRU Interest after Closing:  (i) a contract for the sale, purchase, exchange, or other disposition of Hydrocarbons that is not cancellable without penalty on sixty (60) days or less prior written notice; (ii) a contract to sell, lease, farmout, exchange, or otherwise dispose of all or any part of the BRU Interest (but excluding conventional rights of reassignment upon intent to abandon or release a lease); (iii) a joint operating agreement, unitization agreement, unit operating agreement, or similar agreement; (iv) an area of mutual interest agreement; (v) a contract for the gathering, treatment, storage, processing, or transportation (excluding transportation via common carrier pipelines that can be terminated without penalty on ninety (90) days or fewer notice) of Hydrocarbons; or (vi) any other contract or agreement, excluding leases and joint operating agreements, that would reasonably be expected to result in aggregate payments by Seller of more than $100,000 or aggregate revenues to Seller of more than $300,000 during the current or any subsequent calendar year (each, a “Material BRU Contract”); provided,  however, that, with respect to subsection (vi) only, this Section 4.23(d) shall be deemed to be qualified to Seller’s Knowledge. To Seller’s Knowledge each Material BRU Contract is in full force and effect and neither Seller, nor, to Seller’s Knowledge, any other Person, is in default under any such Material BRU Contract, or, with the passage of time, the giving of notice, or both, would be in breach or default under any such Material BRU Contract. Prior to the date hereof, Seller has made available to Buyer complete and correct copies of each Material BRU Contract and any amendments or modifications thereof.

(e)There are no outstanding authorizations for expenditure (“AFEs”) which are binding on the BRU Interest and which Seller reasonably anticipates will individually require expenditures by Seller or its successor in interest from and after the Closing in excess of $2,000,000 other than as listed in Section 4.23(e) of the Disclosure Schedules.

(f)Seller has not received any written notice, remaining unresolved, from any Governmental Authority that any well included in the BRU Interest is in material noncompliance with applicable Laws. To Seller’s Knowledge, all plugged and abandoned wells included in the BRU Interest have been plugged and abandoned in all material respects in accordance with applicable Law.

(g)Seller has not received any notice of violation, remaining uncured, from any Governmental Authority alleging any portion of the BRU Interest is in material noncompliance with any Environmental Law, nor to Seller’s Knowledge is there any basis for such notice.

(h)Except as set forth in Section 4.23(h) of the Disclosure Schedules, Seller has not received any request by any Governmental Authority for additional or

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

supplemental decommissioning or plugging and abandonment security to be furnished by Seller, including any supplemental bonding request, with respect to the BRU Interest.

(i)Seller is not obligated by virtue of any take-or-pay payment, advance payment, imbalance, or other similar payment to deliver a material quantity of Hydrocarbons produced from the BRU Interest at some future time without receiving payment therefor.  For purposes of this Section 4.23, “a material quantity” means more than 25,000 MCF or its BTU equivalent.

(j)Seller has not created any Title Defect (as defined in the BRU Purchase and Sale Agreement) on the BRU Interest acquired pursuant to the BRU Purchase and Sale Agreement since such BRU Interest was acquired.

Section 4.24  Brokers

.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Seller.

ARTICLE V
Representations and warranties of buyer

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01  Organization of Buyer

. Buyer is an electric not-for-profit cooperative corporation duly organized, validly existing and in good standing under the Laws of the State of Alaska and has all requisite corporate power and authority to own, operate or lease its properties and assets and to conduct its business as currently conducted.

Section 5.02  Authority of Buyer

. Buyer has all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Section 5.03  No Conflicts; Consents

.

(a)The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, bylaws or other organizational documents of Buyer; (b) assuming RCA Approval is received, conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 5.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. Except for RCA Approval, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

(b)In reliance on Seller’s representation and warranty in Section 4.03(b), no filing under the HSR Act is required.

Section 5.04  Brokers

. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 5.05  Legal Proceedings

. Except as set forth in Section 5.05 of the Disclosure Schedules, there are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 5.06  Transition Agreement

.

(a)In the event that the Transition Agreement has, prior to the Closing, been ratified by the requisite vote of the members of the IBEW and become effective, then as of the Closing, (i) the Transition Agreement will be valid and binding on Buyer and the IBEW in accordance with the Transition Agreement’s terms and in full force and effect; (ii) neither Buyer nor, to Buyer’s knowledge, any other party to the Transition Agreement will be in breach of or default under (or be alleged to be in breach of or default under), or will have provided or received any notice of any intention to terminate, the Transition Agreement; (iii) no event or circumstance will have occurred that, with notice or lapse of time or both, would constitute an event of default under the Transition Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder; and (iv) there will be no material disputes pending or threatened under the Transition Agreement.  In the event that the Transition Agreement has, at any time prior to the Closing, been ratified by the

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

requisite vote of the members of the IBEW and become valid and binding, Buyer will provide to Seller a complete and correct copy of the Transition Agreement (including all modifications, amendments, and supplements thereto and waivers thereunder).

(b)In the event that the Transition Agreement is valid and binding and in full force and effect as of the Closing, Buyer will be in compliance with each and all of the requirements of the Ordinance and Proposition 10 with respect to employees of Seller and Buyer and the IBEW Collective Bargaining Agreement.

ARTICLE VI
Covenants

Section 6.01  Conduct of Business Prior to the Closing

.

(a)From the date hereof until the Closing, except as required by Law, as otherwise provided in this Agreement, or as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned, or delayed), Seller shall (x) use its commercially reasonable efforts to conduct the Business in all material respects in the ordinary course of business consistent with past practice and Prudent Utility Practices; and (y) use its commercially reasonable efforts to maintain and preserve intact its current Business organization, operations, and franchise and to preserve the rights, franchises, goodwill, and relationships of its employees, customers, lenders, suppliers, regulators, and others having relationships with the Business. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall use its commercially reasonable efforts to (i) preserve and maintain all Permits required for the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets and the Eklutna Generation Assets; (ii) pay the debts, Taxes, and other obligations of the Business when due; (iii) continue to collect Accounts Receivable in a manner consistent with past practice, without discounting such Accounts Receivable; (iv) maintain the properties and assets included in the Purchased Assets and the Eklutna Generation Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; (v) continue in full force and effect without modification all Insurance Policies, except as required by applicable Law; (vi) defend and protect the properties and assets included in the Purchased Assets and the Eklutna Generation Assets from infringement or usurpation; (vii) perform in all material respects all of its obligations under all Assigned Contracts; (viii) maintain the Books and Records in accordance with past practice; (ix) comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets and the Eklutna Generation Assets; and (x) not take or permit any action that would reasonably be expected to cause any of the changes, events, or conditions described in Section 4.06 to occur. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing, and except as set forth in Section 6.01 of the Disclosure Schedules, Seller will not do any of the following with respect to the Business:

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(A)merge or consolidate the Business with any other Person, or restructure, reorganize or completely or partially liquidate the Business;

(B)other than capital expenditures covered by clause (F) below, acquire assets (whether by merger, tender offer, consolidation, purchase of property, or otherwise) outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $1,000,000 in any transaction or series of related transactions;

(C)create or incur any material lien on any of the Purchased Assets including any material Intellectual Property Assets or Eklutna Generation Assets, other than Permitted Liens;

(D)make any loans, advances, or capital contributions to, guarantees of, or investments in any Person (other than advances made in the ordinary course of business consistent with past practice to employees of the Business for reimbursement of routine travel or business expenses in accordance with the terms of the applicable policy in effect on the date of this Agreement);

(E)incur any indebtedness, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Business except for commercial paper the proceeds of which are used to finance Purchased Assets or the Eklutna Generation Assets or refinance commercial paper outstanding on the date hereof;

(F)make or authorize any capital expenditures or series of related capital expenditures that are not in the ordinary course of business consistent with past practice and Prudent Utility Practices;

(G)except in the ordinary course of business consistent with past practice and Prudent Utility Practices; and except as required by Law (including the legal obligation under the National Labor Relations Act or state or local law to bargain in good faith to reach a labor contract with a labor organization that has been certified as the bargaining agent for the designated employee group), (1) enter into any Contract that would have been a Material Contract or Material BRU Contract had it been entered into prior to the date of this Agreement or (2) amend or modify in a material manner or terminate any Material Contract or Material BRU Contract, or cancel, modify in a material manner, or waive any material debts, rights, or claims thereunder;

(H)make any changes with respect to accounting policies or procedures, except as required by changes in applicable GAAP;

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(I)(1) except with respect to matters related to the appeal of the Alaska Department of Revenue production tax credits, waive, release, settle, or compromise any pending Action against the Business other than settlements or compromises of any such legal action (a) in which the amount paid by or on behalf of the Business does not exceed $500,000 in any individual Action or $1,000,000 in the aggregate and (b) that would not impose any material restrictions on the Business or (2) commence, join in, or appeal any such legal action, other than in the ordinary course of business;

(J)(1) make or change any material Tax election, (2) change Seller’s method of accounting for Tax purposes, (3) file any material amended Tax Return, (4) settle, concede, compromise or abandon any material Tax claim or assessment, (5) surrender any right to a refund of material Taxes or (6) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to material Taxes;

(K)fail to use commercially reasonable efforts to maintain in full force and effect the Insurance Policies covering the Business and its properties, assets, and businesses in a form and amount consistent with past practice and Prudent Utility Practices;

(L)transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, or allow to lapse or expire or otherwise dispose of any material assets (including any material Intellectual Property Assets), licenses, operations, product lines, businesses or interests of the Business except (1) in the ordinary course of business consistent with past practice and Prudent Utility Practices, (2) for sales of obsolete assets, or (3) for transactions involving a de minimis amount of assets in the aggregate;

(M)except as required pursuant to existing written Benefit Plans in effect prior to the date of this Agreement or as otherwise required by applicable Law and except as contemplated by this Agreement, (1) pay, grant or provide any severance or termination payments or benefits to any non-union official, manager, contractor, or employee of the Business; (2) increase the compensation, bonus or pension, welfare, severance, or other benefits of, pay any bonus, incentive, or retention payments to, or make any equity awards to any non-union official, manager, contractor, or employee of the Business, except for increases in base salary in the ordinary course of business consistent with past practice for employees who are not officials or managers; (3) establish, adopt, amend, or terminate any Benefit Plan; (4) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan; (E) change in any material respect any

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; (5) forgive any loans to officials, managers or employees of the Business; or (6) hire or terminate without cause any official, manager, or any employee with total cash compensation and benefits in excess of $100,000, other than any such hire that is a replacement hire to fill a vacant position in existence as of the date of this Agreement;

(N)take any action or omit to take any action that would reasonably be expected to result in any of the conditions to the Closing set forth in Section 7.03 not being satisfied;

(O)communicate with officials, managers, employees, or consultants of the Business regarding the compensation, benefits, or other treatment they will receive in connection with the Closing or after the Closing, other than communications that are not inconsistent with (1) the terms of this Agreement or (2) previous public announcements or communications;

(P)enter into, terminate, or materially modify or amend any (1) agreement or practice relating to fuel procurement that is not in the ordinary course of business consistent with past practice, (2) agreement or course of dealing with or among any of the other owners of (a) Purchased Assets that are owned in part by ML&P or (b) the Eklutna Generation Assets, (3) power sale contract that has a term of longer than two (2) years or (4) coal, natural gas, fuel oil, diesel or other fuel purchase contract that has a term of longer than two (2) years; or

(Q)agree, authorize, or commit to do any of the foregoing actions or enter into any Contracts with respect to any of the foregoing actions.

Notwithstanding the foregoing, Seller will be entitled, during the period prior to the Closing, to negotiate with its real property lessors and easement grantors, including ARRC, with respect to ML&P’s rights and obligations as lessee or easement holder with respect to such properties, but will promptly advise Buyer of the nature of such negotiations.

(b)To the extent permitted by applicable Law, Seller shall cause ML&P to, on a reasonable basis, (i) discuss with Buyer any changes in ML&P’s regulated rates or charges, standards of service, or regulatory accounting from those in effect on the date of this Agreement and (ii) discuss with Buyer, and use commercially reasonable efforts to incorporate the views of Buyer, prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral,

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

formal or informal, with respect thereto (other than to implement rate changes in accordance with existing formula rates) that changes ML&P’s rates in a material manner that may, individually or in the aggregate, impact ML&P’s revenue for a period of longer than one  year. Notwithstanding the foregoing, ML&P shall not be required to have discussions or consult with Buyer prior to entering into arrangements with customers or other Persons in the ordinary course of business consistent with past practice, and in no event shall ML&P be obligated to have discussions or consult with Buyer with respect to any of the foregoing if, in the opinion of ML&P’s outside counsel, to do so would be inconsistent with applicable Law.

(c)Nothing contained in this Agreement is intended to give Buyer the right to control or direct Seller’s operations of the Business prior to the Closing. Prior to the Closing, each of Buyer and Seller will exercise, consistent with the terms and conditions of this Agreement and applicable Law, complete control and supervision over its respective operations.

(d)Notwithstanding anything to the contrary in this Section 6.01, ML&P may take reasonable actions in compliance with applicable Law with respect to any operational emergencies (including any restoration measures in response to any hurricane, tornado, ice storm, tsunami, flood, earthquake, or other natural disaster or weather-related event, circumstance, or development), equipment failures, outages, or an immediate and material threat to the health or safety of natural Persons.

Section 6.02  Access to Information

.

(a)From the date hereof until the Closing, Seller shall, for the purpose of enabling Buyer to conduct the Post-Signing Due Diligence, (a) afford Buyer and its Representatives reasonable access to and the reasonable right to inspect, upon reasonable notice and during Seller’s normal business hours, all of the Real Property, properties, assets, premises, Books and Records, Contracts and other documents and data related to the Business, subject where applicable to the terms of the Site Access and Indemnification Agreement dated as of June 7, 2018 between Seller and Buyer as the same may be amended or supplemented from time to time; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Buyer in its investigation of the Business. Without limiting the foregoing, Seller shall, subject to receipt of all required approvals of Governmental Authorities, permit Buyer and its Representatives to conduct Post-Signing Due Diligence with respect to the environmental condition of the Real Property, including the collecting and analysis of samples of indoor or outdoor air, surface water, groundwater, or surface or subsurface land on, at, in, under or from the Real Property. Any investigation pursuant to this Section 6.02(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business or any other businesses of Seller. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty, or agreement given or made by Seller in this Agreement.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(b)From the date hereof until the Closing, Buyer shall, for the purpose of enabling Seller to conduct the Additional Seller Due Diligence, (a) furnish Seller and its Representatives with such financial, operating and other data and information related to the assets and business of Buyer as Seller or any of its Representatives may reasonably request for purposes of reviewing and evaluating Buyer’s financial condition, the financial risks of the transactions contemplated by this Agreement, and the proposed Debt Financing; and (b) instruct the Representatives of Buyer to cooperate with Seller in its due diligence investigation with respect to Buyer. Any investigation pursuant to this Section 6.02(b) shall be conducted in such manner as not to interfere unreasonably with the conduct of any businesses of Buyer. Except as provided in Section 6.22 and Section 8.07(b), no investigation by Seller or other information received by Seller shall operate as a waiver or otherwise affect any representation, warranty, or agreement given or made by Buyer in this Agreement.

(c)At the earliest practicable time, Seller shall use commercially reasonable efforts to provide Buyer with the information noted on Exhibit A and reasonable follow-up requests with respect thereto.

(d) Prior to receipt of RCA Approval, the parties shall take initial steps to assess necessary integration planning, including those set forth on Section 6.02(d) of the Disclosure Schedules.  Following receipt of RCA Approval, the parties shall work together to coordinate and finalize integration planning so as to enable Buyer to operate the Purchased Assets on the Closing Date, including taking the actions set forth on Section 6.02(d)(ii) of the Disclosure Schedules.  In connection with such integration planning, Seller and Buyer shall, to the extent appropriate, develop a plan for the transition of customers of the Business to Buyer in accordance with a plan intended to mitigate to the extent reasonably possible any impact or cost to Seller’s customers and comply with all RCA requirements, including coordination of timing of initial notification of customers, inclusion of materials in Seller’s pre-Closing invoices relating to customer cut-over process, customer data conversion process, and sharing of meter and other technical information.

Section 6.03  No Solicitation of Other Bids

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(a)Seller shall not authorize or permit any of its Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate, or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause all of its Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal, or offer from any Person (other than Buyer and other than MEA pursuant to any rights of MEA under Section 1 of the Agreement for Extension of 1996 Eklutna Hydroelectric Project Transition Plan, dated October 2, 1997, among

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Seller, Buyer and MEA as provided for in the Eklutna Power Purchase Agreement) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Business or the Purchased Assets.

(b)In addition to the other obligations under this Section 6.03, Seller shall promptly (and in any event within three (3) Business Days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which would reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)Seller agrees that the rights and remedies for noncompliance with this Section 6.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 6.04  Notice of Certain Events

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(a)From the date hereof until the Closing, each party shall promptly notify the other party in writing of:

(i)any fact, circumstance, event, or action the existence, occurrence, or taking of which (A) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or would reasonably be expected to result in, any representation or warranty made by such party hereunder not being true and correct in any material respect or (C) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 or Section 7.03 to be satisfied;

(ii)any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)any Actions commenced or, to Seller’s Knowledge or Buyer’s knowledge, threatened against, relating to, or involving or otherwise affecting the Business, the Purchased Assets, or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.16 or Section 5.05 or that relate to the consummation of the transactions contemplated by this Agreement.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(b)A party’s receipt of information pursuant to this Section 6.04 shall not operate as a waiver or otherwise affect any representation, warranty, or agreement given or made by such party in this Agreement (including Section 8.02,  Section 8.03,  Section 9.01(b), or Section 9.01(c)) and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 6.05  Employees and Employee Benefits

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(a)Should the Transition Agreement fail for any reason to be valid and binding and in full force and effect as of the Closing, Buyer will ensure that Buyer and Seller are nonetheless in compliance with each and all of the requirements of the Ordinance and Proposition 10 with respect to employees of Buyer or Seller, including by offering, prior to the Closing, employment to all of Seller’s employees and by accepting and assuming, effective as of the Closing, all rights and obligations of Seller under the IBEW Collective Bargaining Agreement.  Unless Buyer has obtained the written consent of the IBEW to release Seller from any obligation to require Buyer to assume the IBEW Collective Bargaining Agreement, Seller shall be entitled to represent to the IBEW that Buyer will, effective as of the Closing, accept and assume or otherwise maintain the terms of the IBEW Collective Bargaining Agreement.

(b)Prior to the Closing Date, Buyer shall provide employment welcome letters describing the wage rate, leave accrual rate/balance (including Accrued Leave transferred), retirement contribution, job assignment and supervisor for each ML&P bargaining unit member covered by the IBEW Collective Bargaining Agreement, with such terms becoming effective for those bargaining unit members that have elected to remain employed as of 12:01 AM on the Closing Date.  If the Transition Agreement is not in full force and effect at the time that Buyer provides such employment welcome letters, the terms of such employment welcome letters shall replicate the terms of the IBEW Collective Bargaining Agreement.  If the Transition Agreement is in full force and effect at the time that Buyer provides such employment welcome letters, the terms of such employment welcome letters shall, except to the extent that the Transition Agreement varies the terms of the IBEW Collective Bargaining Agreement, replicate the terms of the IBEW Collective Bargaining Agreement. Seller shall terminate the employment of all current non-temporary full-time employees of the Business effective as of 12:01 AM on the Closing Date.

(c)Except with respect to Accrued Leave, Seller shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, official, manager, independent contractor or consultant of the Business, including hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time prior to the Closing Date and Seller shall pay all such amounts to all entitled persons not later than three (3) days following the Closing Date. Buyer will credit all Accrued Leave to Transferred Employees promptly upon the commencement of their employment with Buyer.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(d)Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health, accident, or disability benefits brought by or in respect of current or former employees, independent contractors, or consultants of the Business or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring prior to the Closing Date. Seller also shall remain solely responsible for all workers’ compensation claims of any current or former employees, officials, managers, independent contractors or consultants of the Business which relate to events occurring prior to the Closing Date. Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as required by applicable Law.

(e)For those non-temporary full-time employees not covered by the Transition Agreement, Buyer will offer full-time employment in Comparable Positions and set forth in a written notice to Seller delivered not later than thirty (30) days prior to Closing.

(f)For each individual non-temporary full-time employee not covered by the Transition Agreement, Buyer will maintain a salary (excluding overtime or retention benefits under the Retention Agreements) and retirement contribution combined total value that is at least equal to the amount incurred by ML&P at the time of Closing; all other compensation and benefits will be consistent with Buyer policies in place at the time of Closing.

(g)With respect to any employee benefit plan maintained by Buyer in which any former ML&P employees not covered by the Transition Agreement will participate effective as of the Closing Date, Buyer will recognize all service of such employees with ML&P as if such service were with Buyer, for purposes of determining vacation entitlements or eligibility and vesting in any benefit plan in which such employees may be eligible to participate after the Closing.

(h)Buyer shall use commercially reasonable efforts to cause its third-party insurance providers or third party administrators to (i) waive any pre-existing conditions, actively at work requirements and waiting periods, to the extent such pre-existing condition, actively at work requirements and waiting periods did not apply to or had been satisfied by, Seller’s employees who become employed by Buyer under a comparable plan covering such employees prior to the Closing, and (ii) cause such plans to honor any expenses incurred by the employees and their beneficiaries under similar plans of Seller during the calendar year in which the Closing occurs for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses.

(i)The provisions of this Section 6.05 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person (including, for the avoidance of doubt, any employee), other than the parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies under or by reason of any provision of this Agreement. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement or

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

arrangement; (ii) shall alter or limit the ability of Seller or to amend, modify or terminate any benefit plan, program, agreement or arrangement; or (iii) is intended to confer upon any current or former employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment.

Section 6.06  Governmental Approvals and Consents

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(a)Each party hereto shall, as promptly as reasonably practicable after the date of this Agreement, (i) make, or cause to be made, all filings and submissions (including those required by the RCA) required under any Law applicable to such party; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders, and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Documents. Each party shall cooperate fully in all reasonable respects with the other party in promptly seeking to obtain all such consents, authorizations, orders, and approvals. The parties hereto shall not willfully take any action that would reasonably be expected to have the effect of delaying, impairing, or impeding the receipt of any required consents, authorizations, orders, and approvals.

(b)Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03 and Section 5.03 of the Disclosure Schedules.

(c)Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all commercially reasonable efforts to:

(i)respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Ancillary Document;

(ii)avoid the imposition of any order or the taking of any action that would reasonably be expected to restrain, alter, or enjoin the transactions contemplated by this Agreement or any Ancillary Document; and

(iii)in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Ancillary Document has been issued, to have such Governmental Order vacated or lifted.

(d)All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

avoidance of doubt, not including any interactions between Seller or Buyer with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law, or any disclosure containing competitively or commercially sensitive information) shall be disclosed to the other party hereunder in advance of any filing, submission, or attendance, it being the intent that the parties will consult and cooperate reasonably with each other, and consider in good faith the views of each other, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party reasonably in advance of any meeting, discussion, appearance, or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance, or contact.

(e)Notwithstanding the foregoing, nothing in this Section 6.06 shall require, or be construed to require, (i) Buyer to agree to (A) sell, hold, divest, discontinue, or limit, before or after the Closing Date, any assets, businesses, or interests of Buyer or (B) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, or interests which, in either case, would reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Buyer of the transactions contemplated by this Agreement and the Ancillary Documents; or (ii) either party to agree to any material modification or waiver of the terms and conditions of this Agreement.

(f)In addition to and without limiting the foregoing, Buyer and Seller will use commercially reasonable efforts to cooperate (including, in the case of Buyer, with respect to describing Buyer’s financing information) and advocate to obtain an order from the RCA approving, as part of the transactions to be consummated hereby, the amendment of the certificate of public convenience and necessity of each of Buyer and Seller to reflect the transactions to be consummated hereby, which order includes approval of (A) recovery by Buyer in future rates of: (i) the Upfront Payment, all of any acquisition adjustment contained therein and the financing costs related to the Upfront Payment; (ii) payments under the PILT Agreement; (iii) payments made under the Eklutna Power Purchase Agreement, (iv) the pass-through of BRU costs of production as contemplated in the BRU Fuel Agreement (other than as contemplated in Section 2.01(ii) of the BRU Fuel Agreement) (payments under the PILT Agreement, the Eklutna Power Purchase Agreement and the cost of production pass-through referenced in the BRU Fuel Agreement (other than in Section 2.01(ii) of the BRU Fuel Agreement) to be recovered as Buyer operating expenses (with no margin added to the payment amount)), and (v) the integration costs after Closing, and (B) the Eklutna Power Purchase Agreement itself; and which order from the RCA shall not contain any condition or conditions materially adverse to either Buyer or Seller, as determined by each of Buyer or Seller with respect to itself in good faith and in the exercise of its commercially reasonable business judgment (“RCA Approval”).  In addition, Buyer and Seller will use commercially reasonable efforts to cooperate and advocate to obtain an order from the RCA approving, as part of the transactions to be consummated hereby, (X) recovery by Buyer in future rates of the

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

costs associated with consummating the transactions and (Y) Buyer’s use of BRU gas as contemplated in Section 2.01(ii) of the BRU Fuel Agreement, and crediting of the proceeds of such use to ML&P’s Deferred Regulatory Liability from Gas Sales account for the benefit of retail customers of Buyer within the ML&P legacy service area. Buyer and Seller shall jointly submit a petition for RCA Approval within seventy-five (75) days after the date hereof.

(g)In addition to providing the cooperation provided for in Section 6.06(f), Buyer will, not later than the initial submission to obtain RCA Approval, and periodically thereafter, share with Seller and ML&P such financing information as is reasonably requested by Seller of the financing for Buyer’s acquisition of the Purchased Assets, it being understood that Seller and its Representatives will look to Buyer’s publically available SEC reports and ratings to primarily assess ’Buyer’s financial condition and ability to finance the acquisition.  Notwithstanding the foregoing, Buyer shall not be required to provide to Seller any fee letters or engagement letters relating to the Debt Financing.

Section 6.07  Books and Records

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(a)In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of four (4) years after the Closing, Buyer shall:

(i)retain the Books and Records (including personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller; and

(ii)upon reasonable notice, afford Seller’s Representatives reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such Books and Records.

(b)In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of four (4) years following the Closing, Seller shall:

(i)retain the books and records (including personnel files) of Seller which relate to the Business and its operations for periods prior to the Closing; and

(ii)upon reasonable notice, afford the Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records.

(c)Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.07 where such access would violate any Law.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Section 6.08  Closing Conditions

. From the date hereof until the Closing, each party hereto shall use commercially reasonable efforts to take such actions as are reasonably necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VII hereof.

Section 6.09  Public Announcements

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(a)Neither party may issue any formal written press release or engage in any organized press conference regarding this Agreement unless such press release is issued jointly by the parties or such press conference is conducted jointly by the parties or, before (i) release by a party of any such press release, such party furnishes the other party with a copy of such press release and obtains the approval of the other party for issuance of such press release, or (ii) engaging in any such organized press conference, such party obtains the approval of the other party for such press conference.  Such approval shall not, in either such case, be unreasonably withheld, conditioned, or delayed.  Notwithstanding the foregoing, neither party will be prohibited from issuing any such press release or engaging in such press conference, without obtaining approval from the other party, if issuing such press release or engaging in such press conference is required in order to comply with applicable Law or legal proceedings.  The restrictions imposed by this Section 6.09(a) on issuing press releases or engaging in press conferences shall (x) in the case of Seller, apply only to the Mayor’s office and the leadership of ML&P and shall not in any event apply to the Assembly of Seller, any member of the Assembly of Seller, or any other individual who has been elected to office in Seller and (y) not apply to either party in the event that the other party is in breach of any of its obligations under this Agreement.  Seller shall use its reasonable efforts to persuade any Person not subject to the provisions of this Section 6.09(a) pursuant to the previous sentence to comply with the obligations in this Agreement and in any event shall not encourage or assist any such Person to take actions contrary to the intent of this Section 6.09(a).

(b)Neither Seller nor Buyer shall at any time make, with respect to the transactions to be consummated by this Agreement, publish, or communicate to any Person in any public forum any defamatory or maliciously false remarks, comments, or statements concerning the other party or any of its employees, officers, officials, or directors (“Restricted Comments”).  The restrictions imposed by this Section 6.09(b) on Restricted Comments shall, in the case of Seller, apply only to the Mayor’s office and the leadership of ML&P and shall not in any event apply to the Assembly of Seller, any member of the Assembly of Seller, or any other individual who has been elected to office in Seller. Seller shall use its reasonable efforts to persuade any Person not subject to the provisions of this Section 6.09(b) pursuant to the previous sentence to comply with the obligations in this Agreement and in any event shall not encourage or assist any such Person to take actions contrary to the intent of this Section 6.09(b).

Section 6.10  Bulk Sales Laws

. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

bulk sales, bulk transfer, or similar Laws of any jurisdiction that would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 6.11  Receivables

. From and after the Closing, if Buyer receives or collects any funds relating to any Accounts Receivable, Buyer shall promptly remit such funds to Seller.

Section 6.12  Transfer Taxes

. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid in equal shares (50% each) by Seller and Buyer without regard to which party files and pay such Taxes and fees or is required by any Governmental Authority to file and pay such Taxes and fees; provided that Buyer shall pay all such Taxes and fees if such Tax or fee is assessed solely because of Buyer’s status as a non-Governmental Authority.

Section 6.13  Financing Assistance

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(a)Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, advisable, or proper to obtain the Debt Financing on or prior to the Closing Date.  Buyer shall give Seller prompt written notice if and when Buyer becomes aware that any portion of the Debt Financing may not be available for the purposes of consummating the transactions contemplated by this Agreement.  Buyer shall keep Seller informed on a reasonably current basis with reasonably detailed information about the status of Buyer’s efforts to obtain the Debt Financing.  Buyer shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby, including the Debt Financing.

(b)Seller shall use its commercially reasonable efforts to cause its officials, employees, attorneys, accountants, and other Representatives to provide all customary cooperation that is reasonably requested by Buyer and reasonably necessary to arrange for and obtain the Debt Financing, to the extent that the participation by members of management of Seller is reasonably necessary in connection therewith.  Seller shall provide such commercially reasonable assistance as is customarily provided for in financings of the type contemplated by the Debt Financing, including using commercially reasonable efforts, at Buyer’s cost and expense, in (i) (A) designating one or more members of senior management of Seller to participate in, at reasonable times and upon reasonable notice, a reasonable number of investor presentations and rating agency materials and presentations and (B) assisting with the preparation of customary offering documents and materials of Buyer, including private placement or offering memoranda, bank information memoranda, bank syndication material and packages, and similar documents and materials, in connection with the Debt Financing (all such documents and materials, collectively, the “Offering Documents”), (ii) furnishing to Buyer all ML&P Information (including execution of customary authorization and management representation letters) as may be reasonably requested by Buyer to assist in the preparation of the Offering Documents, (iii) providing information that is reasonably available or readily obtainable regarding Seller to assist Buyer in preparing Buyer’s pro

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

forma financial statements to the extent specified by SEC Regulation S-X, and designating, upon request, whether any such information is suitable to be made available to lenders and other investors who do not wish to receive material non-public information, (iv) designating one or more members of senior management of Seller to participate, at reasonable times and upon reasonable notice, in due diligence sessions, drafting sessions, management presentations, rating agency presentations (subject to customary confidentiality provisions), lender meetings (including one-on-one meetings), and one or more road shows, (v) requesting ML&P’s independent auditors to cooperate reasonably with Buyer’s independent auditors, participate in customary accounting due diligence sessions, and provide customary accountant’s comfort letters and consents that are used in any offering document for the Debt Financing, and (vi) assisting in the preparation of, and executing and delivering at the Closing, definitive documents related to the Debt Financing and other customary certificates and documents as may be reasonably requested by Buyer.

(c)Notwithstanding anything to the contrary contained in this Section 6.13, nothing in this Section 6.13 shall require any such cooperation to the extent that it would (i) require Seller to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities, (ii) unreasonably interfere with the Business, (iii) require Seller to enter into or approve any agreement or other documentation or agree to any change or modification of any existing agreement or other documentation, (iv) require Seller to prepare pro forma financial statements or pro forma adjustments reflecting the Debt Financing or the transactions contemplated by this Agreement (provided that Seller shall otherwise cooperate with the preparation of such pro forma financial statements and pro forma adjustments prepared by Buyer), (v) require Seller to approve or authorize the Debt Financing, or (vi) require Seller to cause the delivery of (A) legal opinions or reliance letters or any certificate as to solvency or any other certificate necessary for the Debt Financing, other than accountants’ customary comfort letters as contemplated by clause (v) of Section 6.13(b), (B) any audited financial information or any financial information prepared in accordance with Regulation S-K or Regulation S-X under the Securities Act of 1933, or any financial information, in each case, in a form not customarily prepared by Seller with respect to any period (provided, that for the avoidance of doubt, the foregoing clause (B) shall not be relied upon to prevent Seller from delivering its year-end audited financial statements or quarterly unaudited financial statements to the extent otherwise required by this Agreement or assisting Buyer reasonably in preparing necessary information) or (C) any financial information with respect to a month or fiscal period that has not yet ended or that has ended less than 90 days, or less than 210 days in the case of an annual period, prior to the date of such request.

(d)Buyer shall (i) promptly reimburse Seller for all reasonable out-of-pocket costs or expenses (including reasonable and documented costs and expenses of counsel and accountants) incurred by Seller or any of its Representatives in connection with any cooperation provided for in this Section 6.13, and (ii) indemnify and hold harmless Seller and each and all of its Representatives from and against any Losses incurred as a result

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

of, or in connection with, any cooperation provided for in this Section 6.13 or the Debt Financing and any information used in connection therewith, unless Seller acted in bad faith or with gross negligence and other than in the case of fraud.

Section 6.14  Shared Intellectual Property and Jointly Used Assets

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(a)If Buyer determines that it requires the use of any Intellectual Property that is deemed important by Seller to its other business units, Seller will, subject to obtaining any required licensor consent, license use of the property to Buyer upon terms satisfactory to the parties; provided that Buyer shall be responsible for obtaining any required licensor consent.

(b)With respect to assets used jointly by ML&P and Seller (e.g., communication equipment or facilities and joint easements and the network control system for LED street lights referred to in clause (v) of the definition of Shared Facilities and Assets), Seller will, subject to obtaining any required third party consents, use commercially reasonable efforts to cause arrangements to be entered into that provide Buyer with the right to use such assets upon terms satisfactory to the parties.  Seller and Buyer shall use commercially reasonable efforts to cooperate to develop a protocol for mutual use of the network control system for LED street lights.

Section 6.15  Capital Credit Allocations and Retirements

. As a cooperative member, Seller will receive annual capital credit allocations in accordance with Buyer’s bylaws.  Buyer will exercise its commercially reasonable efforts to pursue alternative capital credit retirement methods, to include hybrid last in, first out (LIFO), first in, first out (FIFO) methods to recognize new members.

Section 6.16  Utility Rates;  Balancing Accounts

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(a)Buyer will take such actions, including the use of Cost of Power and Non-Cost of Power ratemaking allocation methods that are consistent with those used by Seller prior to the Closing, as are reasonably necessary and appropriate to ensure that the Non-Cost of Power Adjustment rates for any Persons that are ratepayers of ML&P or Seller as of the Closing Date will not increase as a result of the transactions contemplated by this Agreement.

(b)Prior to the Closing, Seller and Buyer shall use commercially reasonable efforts to work together to develop balancing accounts or other procedures for customer bills for the month of the Closing so that customers will not be double billed for any charges (including customer fees or demand charges).

Section 6.17  Financial Information

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(a)Seller shall use commercially reasonable efforts to deliver to Buyer audited financial statements not later than July 1 following the end of each fiscal year during the Interim Period and unaudited quarterly financial statements (including financial statements for the comparative period for the prior year) not later than sixty (60)

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

days following the end of each fiscal quarter during the Interim Period that meet the requirements of GAAP. Seller shall provide Buyer with monthly financial statements when available.  Seller shall provide Buyer with financial statements for the quarter ended March 31, 2018 by not later than January 31, 2019, financial statements for the quarter ended June 30, 2018 by not later than March 31, 2019, and financial statements for the quarter ended September 30, 2018 by not later than May 31, 2019.  All such financial statements shall be materially consistent with the Audited Financial Statements.

(b)Seller shall, and shall use commercially reasonable efforts to cause its independent auditors to, assist Buyer in preparing all necessary financial statements and financial information with respect to ML&P that meet the requirements of Item 9.01 of Form 8-K promulgated by the SEC that permits Buyer to timely file a Form 8-K pursuant to Item 2.01 of Form 8-K following the Closing.  Such efforts shall include delivering the financial statements referred to in Section 6.17(a) sufficiently in advance of Closing so that Buyer can timely file the referenced Form 8-K with the SEC. Seller shall execute all release letters and other documents that are reasonably necessary to permit its independent auditors to assist Buyer and issue audit opinions on ML&P financial statements and consent to the filing of ML&P financial statements with the SEC and be incorporated by reference into any Buyer filing.  Any re-audit of ML&P financial statements in accordance with accounting principles issued by the Financial Accounting Standards Board shall be at the cost and expense of Buyer.

(c)Buyer shall use commercially reasonable efforts to cause its independent auditors to deliver any consent required by Buyer that is required by Law or the rules and regulations of the SEC.

Section 6.18  Casualty During the Interim Period

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(a)If a Casualty occurs during the Interim Period, Seller shall give notice to Buyer of such occurrence within sixty (60) days after such occurrence has ended, and shall include in such notice a detailed estimate of the Cure Amount and an estimate of the insurance proceeds that can reasonably be expected to be recovered with respect to such Casualty (described in clause (i) of the definition of Available Proceeds) (the “Casualty Notice”).  Seller shall cooperate reasonably with Buyer in providing information to and responding to any questions that Buyer has regarding the Casualty and the Cure Amount, including providing Buyer and its Representatives (i) access, in accordance with the provisions of Section 6.02(a), to the property subject to the Casualty and (ii) all correspondence and reports regarding the amount of the casualty loss and available insurance.

(b)If a Casualty occurs during the Interim Period:

(i)If Seller estimates in the Casualty Notice that the Cure Amount will not exceed the sum of the Maximum Uncovered Loss Amount plus the insurance proceeds with respect to such Casualty (described in clause (i) of the definition of Available Proceeds) that have been collected or are collectible by

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Seller, then Seller shall have the right to elect, by giving notice to Buyer within thirty (30) days after Seller has given the Casualty Notice to Buyer, to either:

(1)extend the Closing Date to permit Seller to: (A) repair or replace the Purchased Assets and the Eklutna Generation Assets that were damaged or destroyed as a result of the Casualty; and (B) attempt to obtain the proceeds with respect to such Casualty described in clause (ii) of the definition of Available Proceeds; or

(2)proceed to the Closing under this Agreement, provided that all other conditions to the Closing have been satisfied or waived in accordance with the terms of this Agreement.

(ii)If Seller estimates in the Casualty Notice that that the Cure Amount will exceed the sum of the Maximum Uncovered Loss Amount plus the insurance proceeds with respect to such Casualty (described in clause (i) of the definition of Available Proceeds) that have been collected or are collectible by Seller, then Buyer will have the right to elect, by giving notice to Seller within thirty (30) days after Seller has given Buyer the Casualty Notice, to either:

(1)terminate this Agreement, in which case this Agreement will be deemed to have terminated five (5) days after such notice of termination is given; or

(2)extend the Closing Date to permit Seller to: (A) repair or replace the Purchased Assets and the Eklutna Generation Assets that were damaged or destroyed as a result of the Casualty; and (B) exercise good faith reasonable efforts during the period prior to the Closing Date to collect Available Proceeds with respect to such Casualty, in accordance with Seller’s Past Practice during similar Casualty events.

(iii)If Seller makes an election under Section 6.18(b)(i)(1): (A) Seller shall have the right, in its reasonable discretion, to determine the period of such extension of the Closing Date (such period not to exceed one year); (B) Seller shall repair or replace the Purchased Assets that were damaged or destroyed as a result of the Casualty so that ML&P and the Business will operate in accordance with Seller’s Past Practice; and (C) Seller shall exercise commercially reasonable efforts during the period prior to the Closing Date to collect Available Proceeds, in accordance with Seller’s Past Practice during similar Casualty events.

(iv)If Seller makes an election under Section 6.18(b)(i)(2): (A) Seller shall repair or replace the Purchased Assets and the Eklutna Generation Assets that were damaged or destroyed as a result of the Casualty so that ML&P and the Business will operate in accordance with Seller’s Past Practice; (B) the Closing shall occur on the Closing Date, provided that all of the other conditions to the Closing have been satisfied or waived in accordance with the terms of this

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Agreement; and (C) Seller shall exercise commercially reasonable efforts during the period prior to the Closing Date to collect Available Proceeds, in accordance with Seller’s Past Practice during similar Casualty events.

(v)If Buyer makes an election under Section 6.18(b)(ii)(2): (A) Seller shall have the right, in its reasonable discretion, to determine the period of such extension of the Closing Date (such period not to exceed one year); (B) Seller shall repair or replace the Purchased Assets and the Eklutna Generation Assets that were damaged or destroyed as a result of the Casualty so that ML&P and the Business will operate in accordance with Seller’s Past Practice; (C) Seller shall exercise commercially reasonable efforts during the period prior to the Closing Date to collect Available Proceeds, in accordance with Seller’s Past Practice during similar Casualty events; (D) Buyer shall at the Closing pay, reimburse Seller for, and hold Seller harmless from and against the reasonable costs of any such repairs or replacements made by Seller in accordance with Prudent Utility Practices that exceed the sum of (1) the Available Proceeds that have been collected by Seller and (2) the Maximum Uncovered Loss Amount, and (E) Seller shall pay to Buyer any shortfall in Available Proceeds set forth in the Casualty Notice.

(c)Closing Before Completion of Repairs.

(i)If the Closing occurs under the terms of Section 6.18(b)(i) before all of the repairs or replacements have been made to the damaged or destroyed Purchased Assets or the Eklutna Generation Assets, then (i) at the Closing, Seller will stop conducting such repairs and replacements and will assign to Buyer all Contracts with respect to such repairs or replacements that have not been completed, or as to which payment in full has not been made by Seller, and Buyer shall assume all of such Contracts as Assumed Liabilities (subject to Buyer’s prior approval of such Contracts, which approval shall not be unreasonably withheld, conditioned, or delayed); (ii) at the Closing, to the extent permitted by applicable Law, Seller shall pay to Buyer any Available Proceeds that have been collected by Seller and that have not been expended by Seller in connection with such repairs and replacements; (iii) after the Closing, to the extent permitted by applicable Law, Seller shall be entitled to pursue and retain any Available Proceeds for any repairs or replacements expenses incurred by Seller or Buyer in connection with such Casualty; (iv) Buyer shall complete any remaining repairs; and (v) Seller shall reimburse Buyer for all reasonable costs associated with such repairs in accordance with Prudent Utility Practices to the extent such costs exceed any Available Proceeds paid to Buyer under clause (ii) above.

(ii)If the Closing occurs under the terms of Section 6.18(b)(ii)(2) before all of the repairs or replacements have been made to the damaged or destroyed Purchased Assets or the Eklutna Generation Assets, then (i) at the Closing, Seller will stop conducting such repairs and replacements and will assign to Buyer all Contracts with respect to such repairs or replacements that have not

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

been completed, or as to which payment in full has not been made by Seller, and Buyer shall assume all of such Contracts as Assumed Liabilities (subject to Buyer’s prior approval of such Contracts, which approval shall not be unreasonably withheld, conditioned, or delayed); (ii) at the Closing, to the extent permitted by applicable Law, Seller shall pay to Buyer any Available Proceeds that have been collected by Seller and that have not been expended by Seller in connection with such repairs and replacements; (iii) after the Closing, to the extent permitted by applicable Law, Buyer shall be entitled to retain, and Seller and Buyer shall jointly pursue for Buyer’s benefit, any Available Proceeds for any repairs or replacements expenses incurred by Buyer in connection with such Casualty; and (iv) Buyer shall be solely responsible for the completion of any remaining repairs or replacements and any and all costs associated with such repairs and replacements.

(d)Right to Inspect. Buyer and Buyer’s Representatives shall, upon reasonable notice and at reasonable times, be entitled, in accordance with the provisions of Section 6.02(a), to inspect and observe any repairs and replacements performed or provided by Seller under this Section 6.18.

(e)Dispute as to Estimate of Cure Amount. If Buyer disputes the estimated Cure Amount set forth in any Casualty Notice, Buyer shall provide Seller with notice of such dispute within thirty (30) days after such Casualty Notice has been given to Buyer and shall include in such notice a detailed breakdown of Buyer’s estimate of the Cure Amount with respect to such Casualty. During the fifteen (15)-day period after Buyer gives Seller such dispute notice, Seller and Buyer shall use reasonable efforts to resolve such dispute. If Seller and Buyer have not resolved such dispute during such fifteen (15)-day period, then Seller and Buyer shall submit the disputed items related to the estimate of the Cure Amount to a utility consultant reasonably acceptable to Seller and Buyer that has expertise in evaluating casualty losses, which consultant shall act as an expert and not as an arbitrator. The utility consultant shall issue its final decision on the disputed items in writing to Seller and Buyer within thirty (30) days after such disputed items have been submitted to the consultant, and such final decision shall, absent manifest error, be binding on both parties as to the estimate of the Cure Amount with respect to the Casualty. Buyer and Seller shall each pay 50% of such consultant’s engagement fees and expenses. Any dispute under this Section 6.18(e) shall toll the applicable time limits set forth in this Section 6.18 until the resolution of such dispute under this Section 6.18(e).

Section 6.19  Eminent Domain

. If, before the Closing, all or any portion of the Purchased Assets or the Eklutna Generation Assets material to the operation of ML&P and the Business is taken by eminent domain or is the subject of a pending taking that has not yet been consummated, Seller shall give notice to Buyer promptly of such taking or pending taking. Seller shall use such commercially reasonable efforts to replace any Purchased Assets or the Eklutna Generation Assets subject to the eminent domain action as Seller shall deem reasonably necessary for the continued operation of ML&P and the Business in accordance with Seller’s Past Practices. If such portion of the Purchased Assets and the Eklutna Generation Assets has a net book value of $10,000,000 or greater, and such proceeding or

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

replacement is not substantially completed by the Closing, Buyer may elect, by giving notice thereof to Seller, to: (a) terminate this Agreement; (b) proceed to Closing and receive any condemnation award for the taking; or (c) extend the Closing Date by not more than twelve (12) months in order to permit Seller to replace any Purchased Assets or Eklutna Generation Assets subject to the eminent domain action as Seller shall deem reasonably necessary for the continued operation of ML&P in accordance with Seller’s Past Practices.

Section 6.20  Leased Property

. For the leased equipment or real property set forth in Section 6.20 of the Disclosure Schedules, Buyer shall make any payments required to terminate, assign, or sublease any such equipment or real property lease and shall be responsible, at its sole cost and expense, for obtaining any required lessor consents to such termination, assignment, or sublease.

Section 6.21    Confirmation of Compliance with Requirements of Ordinance and Proposition 10

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(a)Buyer covenants and agrees that it will comply in full with all applicable requirements of Ordinance No. 2018-1(S) of the Anchorage Assembly (the “Ordinance”) and all applicable requirements of the ballot proposition presented to voters of Seller in connection with the Ordinance (“Proposition 10”).  Without limiting the foregoing or any other provision of this Agreement, in furtherance of the requirements of the Ordinance and Proposition 10,  Buyer covenants and agrees that, for a period of ten (10) years after the Closing Date, Buyer will provide to Seller, not later than thirty (30) days following each anniversary of the Closing Date, a written confirmation from a duly authorized officer of Buyer in the form attached hereto as Exhibit O.

(b)Buyer covenants and agrees that the rights and remedies of Seller for any noncompliance by Buyer with the requirements of the Ordinance and Proposition 10 and with the requirements of this Section 6.21 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Seller and that money damages would not provide an adequate remedy to Seller.

Section 6.23  Schedule Updates

.  On or prior to the Closing Date, Seller shall promptly deliver to Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof that would, in Seller’s reasonable judgment, cause the closing condition in Section 7.02(a) not to be met. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty, or statement in this Agreement or the applicable Disclosure Schedule; provided that if such supplemental information relates to an event or circumstance occurring subsequent to the date hereof that would permit Buyer to terminate this Agreement as a result of the information so disclosed and Buyer does not exercise such termination right prior to the Closing, then such supplemental information shall constitute an amendment of the representation, warranty, or statement to which it relates for purposes of ARTICLE VIII. In addition to the foregoing, Seller shall have the right to update any Disclosure Schedule (a) to disclose any event, condition, fact, or circumstance occurring after the date of this Agreement that is not material that occurred in the ordinary course and did not involve or result from a violation of Law, torts, breach of Contract, or failure to perform or comply with any covenant or

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

agreement of Seller contained in this Agreement, and (b) otherwise, with the approval of Buyer, which approval shall not be unreasonably withheld, conditioned, or delayed, to reflect matters that, individually and in the aggregate, are not material, and such updated Disclosure Schedule shall in each case constitute an amendment of the representation, warranty, or statement to which it relates for purposes of ARTICLE VIII.

Section 6.24  Eklutna Public Water Supply

.  Seller shall not amend, extend, supplement or otherwise modify the Agreement for Public Water Supply and Energy Generation from Eklutna Lake, Alaska executed on February 17, 1984 between the Alaska Power Administration and Seller, as such agreement has been amended and supplemented to date.

Section 6.25  Delivery of Books and Records

.  Not later than 30 days following the Closing, Seller will transfer all Books and Records stored at Designated Excluded Assets to other locations, as designated by Buyer, that are included in the Purchased Assets.

Section 6.26  Parkland Substations

.  Seller shall use commercially reasonable efforts to obtain voter approval in accordance with AMC 25.30.020D for the grant to Buyer, without the payment of any additional consideration over and above the Purchase Price, of perpetual easements permitting the exercise of any rights and actions that are required for Buyer to operate the Parkland Substations.  Without limiting the foregoing, if such voter approval is not obtained prior to the Closing, Seller shall at the Closing grant to Buyer a Parkland Use Permit for each Parkland Substation and shall thereafter while Buyer has a continuing need for such Parkland Use Permit, unless and until such voter approval is obtained, use commercially reasonable efforts to renew such Parkland Use Permit, in each case prior to the expiration thereof.  If Seller at any time terminates or fails to renew any such Parkland Use Permit for any reason other than breach by Buyer of any of its obligations under such Parkland Use Permit, Buyer in its sole discretion shall have the option to relocate the Parkland Substation that is the subject of such Parkland Use Permit, and if Buyer exercises such option, Seller shall have the obligation to reimburse and indemnify Buyer in accordance with the provisions of this Agreement for the reasonable out-of-pocket costs reasonably incurred by Buyer for such relocation (including all such costs incurred in removing and rebuilding the applicable Parkland Substation, restoring the affected parkland property, and interconnecting the applicable Parkland Substation to Buyer’s system upon completion of the move).

Section 6.27  Grants of Easements by Seller to Buyer

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(a)If Buyer reasonably requires the grant of any easement or right-of-way across land of Seller, other than municipal land formally dedicated to permanent or long-term park or recreational purposes, for the exercise of any rights and actions that are required for Buyer to use, maintain, and operate any Purchased Assets after the Closing in the manner used, maintained, and operated by Seller immediately prior to the Closing, Seller shall, subject to and in accordance with any requirements of applicable Law (including the AMC), and without the payment of any additional consideration over and above the Purchase Price, grant to Buyer such easement or right-of-way on Seller’s customary terms and conditions.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(b)If Buyer reasonably requires the grant of any easement or right-of-way across municipal land formally dedicated to permanent or long-term park or recreational purposes for the exercise of any rights and actions that are required for Buyer to use, maintain, and operate any Purchased Assets after the Closing in the manner used, maintained, and operated by Seller immediately prior to the Closing, Seller shall use commercially reasonable efforts to obtain voter approval in accordance with AMC 25.30.020D for the grant to Buyer, without the payment of any additional consideration over and above the Purchase Price, of such easement or right-of-way.  Without limiting the foregoing, unless and until such voter approval is obtained, Seller shall grant to Buyer in place of such irrevocable perpetual easement or right-of-way, without the payment of any additional consideration over and above the Purchase Price, a revocable permit, license, right-of-way, or easement under AMC 25.30.020C, on Seller’s customary terms and conditions, to enable Buyer to operate the Purchased Assets in the manner operated by Seller immediately prior to the Closing, and shall thereafter while Buyer has a continuing need for such permit, license, right-of-way, or easement, unless and until such voter approval is obtained, use commercially reasonable efforts to renew such revocable permit, license, right-of-way, or easement, in each case prior to the expiration thereof.

Section 6.28  ARRC Modifications

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(a)Seller shall use commercially reasonable efforts to enter into the following arrangements with ARRC prior to the Closing (including any required consents of ARRC to assignment of such arrangements to Buyer in connection with the transactions contemplated by this Agreement) (the “ARRC Modifications”), in each case on terms that, taken as a whole, are no less favorable to the lessee or permit holder (as the case may be) than the terms of the lease between ARRC and Seller for the parcel on which Substation 13 is located (ARRC Contract No. 6108) and otherwise are acceptable to Seller in the exercise of its reasonable discretion:

(i)as a replacement for ARRC Contract No. 4565 and related supplements, a lease having a term not less than five (5) years, with an option on the part of Seller to extend such term for at least one additional term of not less than three (3)-to-five (5) years, for the parcel on First Avenue on which ML&P Plant 1 and the associated switchyard are located;

(ii)an extension of the Permit to cross ARRC track to access ML&P Plant 1 (ARRC Contract No. 7021, effective July 1, 1995) between ARRC and Seller for a term of not less than five (5) years, with an option on the part of Seller to extend such term for at least one additional term of not less than three (3)-to-five (5) years;

(iii)as a replacement for ARRC Contract No. 7634, a lease having a term of not less than five (5)-to-six (6) years for the leased parcel on Second Avenue on which ML&P Substation 9A is located, to permit relocation of Substation 9A (to Substation 3 at 2nd Avenue and Barrow); and

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(iv)an extension of the Blanket Permit (ARRC Contract No. 5980 and related supplements) between ARRC and Seller for a term of not less than five (5) years, with an option on the part of Seller to extend such term for at least one additional term of not less than three (3)-to-five (5) years.

(b)If any ARRC Modification shall not be obtained or if any ARRC Modification would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent reasonably permitted by applicable Law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate reasonably, to the maximum extent reasonably permitted by applicable Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 6.27 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02(s) hereof unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

Section 6.29  Compliance with ML&P Overhead Distribution Line Undergrounding Program

. Buyer shall, with respect to undergrounding by Buyer of overhead distribution lines in the Service Territory between the Closing Date and December 31, 2024, comply, as and to the extent required by AMC 21.07.050, with the provisions of the five-year undergrounding program adopted by ML&P pursuant to AMC 21.07.050F for undergrounding of overhead distribution lines as in effect on the Closing Date.

Section 6.30  Delivery of Real Property and Environmental Documents; Cooperation with Respect to Real Property Transfers

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(a)Seller shall, not later than 30 days after RCA Approval, provide Buyer with copies of all easements granted to Seller prior to 2002 and copies of all documents described in Section 4.18(j) that were not provided or otherwise made available to Buyer in accordance with the provisions of Section 4.18(j) prior to the date of this Agreement.

(b)Seller and Buyer shall cooperate reasonably to prepare legal descriptions and other documentation required for the transfer from Seller to Buyer of all Owned Real Property and Other Real Property Interests included in the Purchased Assets.

Section 6.31  Determination of Status of Eklutna Transmission Assets as Purchased Assets or Excluded Assets

. Seller and Buyer agree that if MEA has not, on or before March 1, 2019, consented, in accordance with the provisions of Section 1 of the Agreement for Extension of 1996 Eklutna Hydroelectric Project Transition Plan dated October 2, 1997 by and  among Seller, Buyer, and MEA, to the sale by Seller to Buyer under this Agreement of all undivided interests, rights, and title of Seller in and to the Eklutna Transmission Assets, (i) the Eklutna Transmission Assets will be deemed to be Excluded Assets rather than Purchased Assets for purposes of this Agreement, (ii) each reference in this Agreement to the Eklutna Generation Assets will be deemed to include the Eklutna Transmission Assets, (iii) the “Facility” under the Eklutna Power Purchase Agreement will be deemed to include the

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Eklutna Transmission Assets and the “Seller’s Interest” under the Eklutna Power Purchase Agreement will be deemed to include all undivided interests, rights, title, and obligations of Seller in and to the Eklutna Transmission Assets, including for purposes of the Purchase Option under Section 14.3 of the Eklutna Power Purchase Agreement, and (iv) Seller will execute such reasonable additional documents, instruments and assurances and take such additional actions as are reasonably necessary and appropriate in order to confirm Buyer’s rights to use Seller’s rights and interests in and to the Eklutna Transmission Assets in connection with the Eklutna Power Purchase Agreement, including execution and delivery of one or more transmission service agreements for such purposes.

Section 6.32  Further Assurances

. Following the Closing, each of the parties hereto shall execute and deliver such additional documents (including a mutually acceptable transition services agreement, if Buyer wishes Seller to provide transition services to Buyer after the Closing), instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Ancillary Documents.

ARTICLE VII
Conditions to closing

Section 7.01  Conditions to Obligations of All Parties

. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)The RCA Approval shall have been received.

(b)No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Governmental Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions, or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(c)Seller shall have received all consents, authorizations, orders, and approvals from the Governmental Authorities referred to in Section 4.03 and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 5.03, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

Section 7.02  Conditions to Obligations of Buyer

. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)Other than the representations and warranties of Seller contained in Section 4.01,  Section 4.02,  Section 4.04, and Section 4.24, the representations and warranties of Seller contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Seller contained in Section 4.01,  Section 4.02,  Section 4.04, and Section 4.24 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)No Action shall have been commenced against Buyer or Seller, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d)All approvals, consents and waivers that are listed on Section 4.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(e)From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect.

(f)Seller shall have delivered to Buyer duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(a).

(g)Buyer shall have received all Permits that are necessary for it to conduct the Business as conducted by Seller as of the Closing Date.

(h)All Encumbrances relating to the Purchased Assets and those listed on Section 4.10(a)(i) of the Disclosure Schedules shall have been released in full, other than Permitted Encumbrances, and Seller shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its sole discretion, of the release of such Encumbrances.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(i)Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Seller Closing Certificate”).

(j)Buyer shall have received a certificate of the Clerk of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the assembly of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(k)Buyer shall have received a certificate of the Clerk of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.

(l)Buyer shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (the “FIRPTA Certificate”) that Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller.

(m)Buyer shall have completed the Additional Buyer Due Diligence and the results of such due diligence shall be satisfactory to Buyer in its sole discretion.

(n)Seller shall have delivered an opinion of counsel, from counsel satisfactory to Buyer, in form and substance satisfactory to Buyer, that execution and delivery of the transactions to be consummated hereby will not cause outstanding Bradley Lake Tax Exempt Debt to lose its tax exempt status.

(o)Seller shall have delivered (i) the financial statements referred to in Section 6.17 and (ii) all Updated Financial Statements required by this Agreement, including ML&P’s 2018 audited financial statements.  Buyer shall have such other financial statements and information it needs that meets the requirements of Item 9.01 of Form 8-K promulgated by the SEC that permits Buyer to file a Form 8-K pursuant to Item 2.01 of Form 8-K following the Closing in a timely manner.

(p)Buyer shall have received the opinion of bond counsel referenced in Section 3.02(c), in the form attached hereto as Exhibit P, and the independent certified public accountant’s report referenced in Section 3.02(c).

(q)The IBEW Collective Bargaining Agreement shall be in full force and effect and shall not have expired.

(r)Provided that the Transition Agreement is in full force and effect, Buyer shall have received a certificate of a duly authorized official of Seller certifying that Seller has satisfied each and all of the requirements of AO No. 2018-1(S) that are applicable to Seller.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(s)Seller shall have entered into the ARRC Modifications.

(t)Seller shall have entered into the Co-Location Agreement on terms reasonably acceptable to Buyer, and AWWU shall have consented to the assignment of the Co-Location Agreement by Seller to Buyer effective upon the Closing.

(u)Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 7.03  Conditions to Obligations of Seller

. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)Other than the representations and warranties of Buyer contained in Section 5.01,  Section 5.02, and Section 5.04, the representations and warranties of Buyer contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 5.01,  Section 5.02, and Section 5.04 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)Buyer shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants, and conditions, as so qualified, in all respects.

(c)No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d)All approvals, consents, and waivers that are listed on Section 5.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Seller at or prior to the Closing.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

(e)Buyer shall have delivered to Seller duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(b).

(f)Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).

(g)Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(h)Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.

(i)Seller shall have completed the Additional Seller Due Diligence and the results of such due diligence shall be satisfactory to Seller in its sole discretion.

(j)Seller shall have received the opinion(s) of bond counsel and the independent certified public accountant’s report referred to in Section 3.02(c) in the form attached hereto as Exhibit Q.

(k)Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that Buyer has satisfied each and all of the requirements of AO No. 2018-1(S) that are applicable to Buyer.

(l)If the Transition Agreement is in full force and effect, Seller shall have received a copy of the Transition Agreement as duly executed by Buyer and the IBEW.

(m)Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VIII
Indemnification

Section 8.01  Survival

. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is three (3) years from the Closing Date; provided, that the representations and warranties in (i) Section 4.01,  Section 4.02,  Section 4.08,  Section 4.24,  Section 5.01,  Section 5.02,

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

and Section 5.04 shall survive indefinitely or if shorter for the maximum period allowed by Law, (ii) Section 4.18 shall survive for a period of five (5) years after the Closing or if shorter for the maximum period allowed by Law, and (iii) Section 4.19 and Section 4.21 shall survive for the full period of all applicable statutes of limitations including those statutes of limitations related to the underlying subject matter of the applicable representation or warranty (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. To the extent any survival time period set forth herein exceeds the applicable statute of limitations or similar statute or judicial doctrine, each party hereto hereby waives the specific applicability of any such statute of limitations, similar statute, or judicial doctrine.  Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02  Indemnification By Seller

. Subject to the other terms and conditions of this ARTICLE VIII, and subject to appropriation of the requisite funds by the Assembly of Seller, Seller shall, to the furthest extent permitted by applicable Law, indemnify and defend Buyer and each and all of its Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, the Ancillary Documents, or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement, or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement;

(c)any Excluded Asset or any Excluded Liability;

(d)the Assumed Environmental Liabilities, to the extent, if any, that Losses incurred by Buyer in connection with the same prior to the tenth (10th) anniversary of the Closing Date exceed the amount of $25,000,000 in the aggregate, but not in any event including any Environmental Claims, Liabilities, or Losses arising directly out of any asset retirement obligations or arising solely by reason of Buyer’s ownership and operation of the Purchased Assets following the Closing Date.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Nothing in this Section 8.02 shall preclude Buyer from commencing litigation to enforce the provisions of this Section 8.02 and enforcing any related judgement if the requirements for commencement of litigation in this ARTICLE VIII have otherwise been satisfied.

Section 8.03  Indemnification By Buyer

. Subject to the other terms and conditions of this ARTICLE VIII, Buyer shall, to the furthest extent permitted by applicable Law, indemnify and defend Seller and each and all of its Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement or any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement;

(c)any Assumed Liability except to the extent that Seller is obligated to indemnify Buyer pursuant to Section 8.02(d) above; or

(d)Buyer’s ownership and operation of the Purchased Assets following the Closing, except to the extent of any Losses (i) arising from or constituting an Excluded Liability or (ii) arising out of Seller’s operation of the Purchased Assets prior to the Closing Date, except to the extent of any Losses constituting an Assumed Environmental Liability under Section 2.03(d) of this Agreement.

Section 8.04  Certain Limitations

. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds $2,000,000 (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses in excess of the first $1,000,000 of such Losses. The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 8.02(a) shall not exceed $30,000,000 (the “Cap”).

(b)Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses in excess of the first $1,000,000 of such

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Losses. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.03(a) shall not exceed the Cap.

(c)Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of (x) fraud, criminal activity, or willful misconduct of any party hereto or (y) any inaccuracy in or breach of any representation or warranty in Section 4.01,  Section 4.02,  Section 4.08,  Section 4.18,  Section 4.19,  Section 4.21,  Section 4.24,  Section 5.01,  Section 5.02, or Section 5.04;  provided,  however, that the aggregate amount of all Losses for which either party shall be liable based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the representations or warranties referenced in this clause (y), other than the representations and warranties in Section 4.18, and other than as set forth in clause (x) of this Section 8.04(c), shall not exceed the Upfront Payment; and provided,  further, that the aggregate amount of all Losses for which Seller shall be liable based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of Section 4.18 shall not, other than as set forth in clause (x) of this Section 8.04(c), exceed the amount of $10,000,000.

(d)For purposes of this ARTICLE VIII, the amount of any Losses caused by, resulting from, or arising out of any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 8.05  Indemnification Procedures

. The party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the “Indemnifying Party”.

(a)Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party written notice thereof as promptly as reasonably practicable, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations except and only to the extent that such failure causes the Indemnifying Party to forfeit rights or defenses. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that the Indemnifying Party may not elect to assume the defense of such Third Party Claim

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

unless it agrees in writing that it will be liable for any Losses resulting from the Third Party Claim pursuant to the indemnification provisions of this ARTICLE VIII;  provided, further, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), the Indemnifying Party shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to participate in the defense of any such Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party reasonably determines that such counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of the Indemnifying Party’s election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, and defend against such Third Party Claim and seek indemnification for any and all Losses based upon, arising from, or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within fifteen (15) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a)), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)Direct Claims. Any Action by an Indemnified Party on account of a Loss that does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party written notice thereof as promptly as reasonably practicable, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations except and only to the extent that such failure causes the Indemnifying Party to forfeit rights or defenses. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof, and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access, upon reasonable advance notice and upon reasonable terms and conditions, to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.06  Limitation of Liability

. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT (INCLUDING INDIRECT DAMAGES IN THE NATURE OF LOST PROFITS OR BUSINESS, DIMINUTION IN VALUE, AND LOSS OF USE), SPECULATIVE, EXEMPLARY, OR PUNITIVE DAMAGES FOR ANY REASON WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED ON STATUTE, CONTRACT, TORT, OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PARTY’S SOLE, JOINT, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT (“Non-reimbursable Damages”); PROVIDED,  HOWEVER, THAT IN NO EVENT SHALL THE FOREGOING LIMITATIONS ON

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

LIABILITY OR DAMAGES LIMIT THE LIABILITY OF ANY PARTY TO ANY OTHER PARTY FOR THIRD PARTY CLAIMS.

Section 8.07  No Other Representations; Reliance; Effect of Investigation

.

(a)Each of Seller and Buyer acknowledges that (i) the other party has not made any representations, warranties, covenants, or agreements, express or implied, with respect to any of the matters that are the subject of this Agreement or any of the other Ancillary Documents, except as expressly made in this Agreement, the Ancillary Documents, or any certificate or instrument delivered by such party pursuant to this Agreement or any Ancillary Document, and (ii) in consummating the transactions described herein, neither party is relying on or has relied on any representation, warranty, covenant, or agreement whatsoever regarding the subject matter of this Agreement or any Ancillary Document, whether express or implied, other than as expressly made in this Agreement, the Ancillary Documents, or any certificate or instrument delivered by such party pursuant to this Agreement or any Ancillary Document.

(b)The representations and warranties of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was, or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 7.02 or Section 7.03, as the case may be.

Section 8.08  Exclusive Remedies

. Subject to Section 10.13, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity, or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims, and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VIII. Nothing in this Section 8.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraud, criminal activity, or intentional misconduct.

Section 8.09  Set-off

.

(a)In the event that (i) Buyer has notified Seller under Section 8.05 that Buyer is entitled to indemnification from Seller with respect to any Third Party Claim or Direct Claim, (ii) Seller has notified Buyer that (A) Seller has determined that it will

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

assume the defense of such Third Party Claim or (B) Seller acknowledges that Buyer is entitled to indemnification from Seller for such Direct Claim, and (iii) either (A) Seller has not, within sixty (60) days after delivery of any such notice to Buyer, requested an appropriation of funds from the Assembly of Seller for purposes of paying any amount required to be paid or reimbursed in connection with such Third Party Claim or Direct Claim, or (B) Seller has requested an appropriation of funds from the Assembly of Seller for such purposes but has not received an appropriation of such funds, Buyer will be entitled to withhold all or part of any amount due to Seller under the PILT Agreement or the Eklutna Power Purchase Agreement for purposes of paying or reimbursing any Losses that have been determined, in accordance with the provisions of ARTICLE VIII, to be due and owing from Seller to any Buyer Indemnitee under ARTICLE VIII in connection with such Third Party Claim or Direct Claim.  In the event that (i) Buyer has notified Seller under Section 8.05 that Buyer is entitled to indemnification from Seller with respect to any Third Party Claim or Direct Claim, (ii) Seller fails to assume the defense of such Third Party Claim or provide indemnification for such Direct Claim, (iii) Buyer, in accordance with the provisions of ARTICLE VIII, pursues its available legal remedies against Seller for such failure and obtains a final judgment requiring Seller to indemnify Buyer in accordance with ARTICLE VIII for Buyer’s Losses in connection with such Third Party Claim or Direct Claim, and (iv) either (A) Seller has not, within sixty (60) days after issuance of such judgment, requested an appropriation of funds from the Assembly of Seller for purposes of paying such Losses, or (B) Seller has requested an appropriation of funds from the Assembly of Seller for such purposes but has not received an appropriation of such funds, Buyer will be entitled to withhold all or part of any amount due to Seller under the PILT Agreement or the Eklutna Power Purchase Agreement for purposes of paying or reimbursing such Losses.

(b)Set-off shall not be Buyer’s exclusive remedy with respect to any indemnification claim.

ARTICLE IX
Termination

Section 9.01  Termination

. This Agreement may be terminated at any time prior to the Closing:

(a)by the mutual written consent of Seller and Buyer;

(b)by Buyer by written notice to Seller if:

(i)Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy, or failure has not been cured by

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Seller within thirty (30) days after Seller’s receipt of written notice of such breach from Buyer; or

(ii)any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by March 31, 2020, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing; or

(iii)Buyer makes an election under Section 6.18(b)(ii)(1) or Section 6.19.

(c)by Seller by written notice to Buyer if:

(i)Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy, or failure has not been cured by Buyer within thirty (30) days after Buyer’s receipt of written notice of such breach from Seller; or

(ii)any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by March 31, 2020, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02  Effect of Termination

. In the event of the termination of this Agreement in accordance with this Article, all obligations under this Agreement shall terminate and shall be of no further force or effect and there shall be no liability on the part of Seller or Buyer to each other for or as a result of such termination; provided,  however, that (i) the rights and obligations of the parties set forth in Section 6.09,  ARTICLE VIII, and ARTICLE X, inclusive, shall survive such termination, and (ii) notwithstanding anything to the contrary contained herein, no termination of this Agreement shall release, or be construed as releasing, any party from any liability to any other party which may have arisen under this Agreement prior to termination, including as a result of any willful breach by any party of any representation, warranty, or covenant contained herein.

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

ARTICLE X
MISCELLANEOUS

Section 10.01  Expenses

. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02  Notices

. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller:	Municipality of Anchorage 632 W. 6th Avenue, Suite 850 Anchorage, AK 99501 E-mail: william.falsey@anchorageak.gov Attention: William D. Falsey, Municipal Manager
with a copy to:	Municipality of Anchorage 632 W. 6th Avenue, Suite 850 Anchorage, AK 99501 E-mail: rebecca.windtpearson@anchorageak.gov Attention: Rebecca A. Windt Pearson, Municipal Attorney
and a copy to:	K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, WA 98104-1158 E-mail: eric.freedman@klgates.com Attention: Eric E. Freedman
If to Buyer:	Chugach Electric Association, Inc. 5601 Electron Drive Anchorage, AK 99518 E-mail: Lee_Thibert@chugachelectric.com Attention: Lee D. Thibert, Chief Executive Officer

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

with a copy to:	Chugach Electric Association, Inc. 5601 Electron Drive Anchorage, AK 99518 E-mail: Matthew_Clarkson@chugachelectric.com Attention: Matthew C. Clarkson, General Counsel
and a copy to:	Stinson Leonard Street LLP Suite 2600 50 South Sixth Street Minneapolis, MN 55402 E-mail: james.bertrand@stinson.com Attention: James J. Bertrand
Section 10.03  Interpretation

. For purposes of this Agreement:

(a)the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;”

(b)references to “or” will be deemed to be disjunctive but not necessarily exclusive (i.e., unless the context dictates otherwise, “or” will be interpreted to mean “and/or” rather than “either/or”);

(c)the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole;

(d)unless the context otherwise requires, references herein: (i) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document mean such agreement, instrument or other document as novated, amended, modified, revised, supplemented, replaced or restated from time to time in accordance with the relevant provisions thereof, (iii) to a statute mean such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder; and (iv) to any other Law will be deemed to include all prior and subsequent enactments, amendments, and modifications pertaining thereto.

(e)the Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein;

(f)words singular and plural will be deemed to include the other, and pronouns having masculine or feminine gender will be deemed to include the other;

(g)unless expressly stated otherwise, (i) reference to any Person includes such Person’s successors and assigns but, in the case of a party to this Agreement, only if such successors and assigns are permitted by this Agreement, (ii) reference to a Person in a particular capacity excludes such Person in any other capacity or individuality, and (iii)

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

reference to a Governmental Authority include any Person succeeding to its functions and capacities;

(h)unless otherwise provided, a reference to a specific time for the performance of an obligation is a reference to that time in the place where that obligation is to be performed;

(i)any term defined or provision incorporated in this Agreement by reference to another document, instrument or agreement will continue to have the meaning or effect ascribed thereto whether or not such other document, instrument or agreement is in effect;

(j)unless otherwise expressly provided for as set forth herein, the term “day” will mean a calendar day, and whenever an event is to be performed or payment, act, matter or thing hereunder would occur on a day that is not a Business Day, then such event will be performed and such payment, act, matter or thing will, unless otherwise expressly provided for herein, occur on the next succeeding Business Day;

(k)relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including;”

(l)any words or phrases (including electrical, natural gas, and utility industry terms) not otherwise defined herein will have their common meanings; and

(m)this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 10.04  Headings

. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05  Severability

. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06  Disclosure Generally

. For the avoidance of doubt, any disclosure or exception set forth by a party in one section of the Disclosure Schedules shall be effective as a disclosure or exception with respect to other sections of the Disclosure Schedules (and to the representations, warranties, and covenants to which such section pertains), to the extent that the relevance of such disclosure or exception to such other sections is reasonably apparent on its face. The inclusion of any

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by Seller, in and of itself, that such information is material to or outside the ordinary course of the business of Seller or ML&P. All references to this Agreement herein or in the Disclosure Schedules shall be deemed to refer to this entire Agreement, including the Disclosure Schedules.

Section 10.07  Entire Agreement

. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.08  Successors and Assigns

. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.09  No Third-Party Beneficiaries

. Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.10  Amendment and Modification; Waiver

. This Agreement may be amended, modified, or supplemented only by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.11  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

.

(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Alaska, without reference to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

(b)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE SUPERIOR COURT OF THE STATE OF ALASKA IN THE

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

THIRD JUDICIAL DISTRICT, LOCATED IN ANCHORAGE, ALASKA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURT AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.11(c).

Section 10.12  Changes in Law

. If and to the extent that any Laws (other than Laws of Seller) that govern any aspect of this Agreement shall change, so as to make any aspect of the transaction described in this Agreement onerous, the parties shall negotiate such changes to this Agreement as may be reasonably necessary for this Agreement to accommodate any such legal or regulatory changes, without materially changing the overall benefits or consideration expected hereunder by either party.

Section 10.13  Specific Performance

. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.14  Waiver of Sovereign Immunity

.  Seller agrees that it is subject to civil and commercial suit for any breach of contract obligations under this Agreement and any of the Ancillary Documents.  To the extent that Seller may be entitled to claim sovereign, governmental, or municipal

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

immunity from any liability in such a civil or commercial suit by Buyer, Seller hereby agrees not to claim, and hereby waives, such sovereign, governmental, or municipal immunity.

 Section 10.15  Counterparts

. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By_/s/ William D. Falsey _______________ Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By___________________________________ Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Asset Purchase and Sale Agreement

between

Municipality of Anchorage and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By___________________________________ Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By_/s/ Lee D. Thibert___________________ Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Asset Purchase and Sale Agreement

between

Municipality of Anchorage and Chugach Electric Association, Inc.